                                                                  EXHIBIT 10.(w)

--------------------------------------------------------------------------------

                           STOCK PURCHASE AGREEMENT

                                 By and Among

          KAPADIA ENTERPRISES, INC., MACDONALD CONTRACT SALES, INC.,

                MADHUKAR KAPADIA AND NAINA KAPADIA, AS TRUSTEES

                         OF THE KAPADIA FAMILY TRUST,

                       MADHUKAR KAPADIA, NAINA KAPADIA,

                             BRECKENRIDGE-REMY CO.

                                      and

                              GUEST SUPPLY, INC.

                             As of April 23, 1999

--------------------------------------------------------------------------------

                               Table of Contents
                               -----------------

                                                                                                          Page
SECTION I.     PURCHASE AND SALE OF THE SHARES...........................................................   1
         1.01  Purchase and Sale of the Shares...........................................................   1
         1.02  Discharge of Funded Indebtedness..........................................................   2
SECTION II.    THE PURCHASE PRICE; REGISTRATION RIGHTS...................................................   2
         2.01  Purchase Price............................................................................   2
         2.02  Purchase Price Adjustment.................................................................   2
         2.03  Registration Rights.......................................................................   4
         2.04  Section 338(h)(10) Election and Allocation................................................   6
SECTION III.   REPRESENTATIONS, WARRANTIES OF THE KAPADIAS AND THE SHAREHOLDER...........................   8
         3.01  Organization and Qualification............................................................   8
         3.02  Authority.................................................................................   9
         3.03  No Legal Bar; Conflicts...................................................................   9
         3.04  Capitalization............................................................................   9
         3.05  Financial Statements; No Undisclosed Liabilities..........................................   9
         3.06  Absence of Certain Changes................................................................  10
         3.07  Accounts Receivable; Inventories..........................................................  11
         3.08  No Dividends, Loans, Etc..................................................................  11
         3.09  Real Property Owned or Leased.............................................................  11
         3.10  Title to Assets; Condition of Property....................................................  12
         3.11  Taxes.....................................................................................  13
         3.12  Compliance with Applicable Law; Permits; Authorizations...................................  14
         3.13  Contractual and Other Obligations; Customers and Suppliers................................  15
         3.14  Compensation..............................................................................  16
         3.15  Employee Benefit Plans....................................................................  16
         3.16  Labor Relations...........................................................................  18
         3.17  Insurance.................................................................................  18
         3.18  Conduct of Business; Allowances...........................................................  19
         3.19  Patents, Trademarks, Etc..................................................................  19
         3.20  Power of Attorney; Bank Accounts..........................................................  19
         3.21  No Foreign Person.........................................................................  20
         3.22  Books and Records.........................................................................  20
         3.23  Litigation; Disputes......................................................................  20
         3.24  Insider Interests; Intercompany Transactions..............................................  20
         3.25  Year 2000 Compliance......................................................................  20
         3.26  Disclosure................................................................................  21
         3.27  Use of Names..............................................................................  21
         3.28  Accounts Payable; Indebtedness, Etc.......................................................  21
         3.29  Location of Business and Assets...........................................................  21

SECTION IV.    REPRESENTATIONS, WARRANTIES OF THE SHAREHOLDER AND THE KAPADIAS...........................  21
         4.01  Authority.................................................................................  21
         4.02  Ownership of Shares.......................................................................  21
         4.03  No Legal Bar; Conflicts...................................................................  22
         4.04  Investment................................................................................  22
SECTION V.     REPRESENTATIONS, WARRANTIES OF THE PURCHASER AND THE ISSUER...............................  23
         5.01  Organization..............................................................................  23
         5.02  Authority.................................................................................  23
         5.03  No Legal Bar; Conflicts...................................................................  23
         5.04  SEC Documents.............................................................................  24
SECTION VI.    COVENANTS OF THE SHAREHOLDER,  THE COMPANIES, THE KAPADIAS, THE PURCHASER AND THE ISSUER..  24
         6.01  Publicity.................................................................................  24
         6.02  Encumbrances..............................................................................  24
         6.03  Confidential Information..................................................................  24
         6.04  Brokers and Finders.......................................................................  24
         6.05  Cash Management...........................................................................  25
         6.06  Acquisition Proposals.....................................................................  25
         6.07  HSR Act Filing............................................................................  25
         6.08  Correspondence............................................................................  26
SECTION VII.   CONDUCT OF THE COMPANIES PRIOR TO CLOSING.................................................  26
         7.01  Operation of the Business.................................................................  26
         7.02  Capital Stock, Etc........................................................................  26
         7.03  Changes; Contracts; Claims................................................................  26
         7.04  Preservation of Organization, Employees and Business Relationships........................  27
         7.05  Notice of Adverse Developments; Litigation................................................  27
         7.06  Payment of Taxes..........................................................................  27
         7.07  Documents, Etc............................................................................  27
         7.08  No Loans, Advances, Etc...................................................................  27
         7.09  Books and Records and Interim Financial Statements........................................  28
         7.10  Compliance with Laws......................................................................  28
         7.11  Sale of Assets............................................................................  28
         7.12  Discharge of Obligations..................................................................  28
         7.13  Revenues; Accounts Receivable; Inventory..................................................  28
         7.14  Facilities................................................................................  28
         7.15  Cooperation...............................................................................  28
SECTION VIII.  CLOSING...................................................................................  29
         8.01  Time and Place of Closing.................................................................  29
         8.02  Termination...............................................................................  29
         8.03  Effect on Obligations.....................................................................  29
         8.04  Return of Documentation...................................................................  30


         8.05  Delivery of Shares........................................................................  30
SECTION IX.    CONDITIONS TO THE SHAREHOLDER'S OBLIGATION TO CLOSE.......................................  30
         9.01  No Litigation.............................................................................  30
         9.02  Representations, Warranties and Covenants.................................................  30
         9.03  Other Certificates........................................................................  31
         9.04  Opinion of the Purchaser's and the Issuer's Counsel.......................................  31
         9.05  Employment Agreement......................................................................  31
         9.06  Hart-Scott-Rodino.........................................................................  31
         9.07  Payoff of Funded Indebtedness.............................................................  31
SECTION X.     CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE.........................................  31
        10.01  No Litigation.............................................................................  31
        10.02  Representations, Warranties and Covenants.................................................  31
        10.03  Other Certificates........................................................................  32
        10.04  Opinion of the Companies' and the Shareholder's Counsel...................................  32
        10.05  Environmental.............................................................................  32
        10.06  Sale of All the Shares....................................................................  32
        10.07  Resignations..............................................................................  32
        10.08  Consents..................................................................................  32
        10.09  Transfer of Building......................................................................  32
        10.10  Employment Agreements.....................................................................  33
        10.11  Financing.................................................................................  33
        10.12  No Material Adverse Change................................................................  33
        10.13  Hart-Scott-Rodino.........................................................................  33
        10.14  Regulation S-X and Adjusted EBITDA Certificate............................................  33
        10.15  Payoff of Funded Indebtedness.............................................................  33
SECTION XI.    INDEMNIFICATION...........................................................................  33
        11.01  Indemnification by the Shareholder and the Kapadias.......................................  33
        11.02  Indemnification by the Purchaser and the Issuer...........................................  34
        11.03  Procedure for Indemnification.............................................................  34
        11.04  Subrogation...............................................................................  35
        11.05  Validity..................................................................................  36
        11.06  Time Periods for Representation and Warranty Indemnifications.............................  36
        11.07  Indemnity Escrow; Offset..................................................................  36
        11.08  Limits on Indemnification.................................................................  38
SECTION XII.   NON-COMPETITION AGREEMENT.................................................................  38
        12.01  Solicitation of Employees.................................................................  38
        12.02  Noncompetition............................................................................  38
SECTION XIII.  MISCELLANEOUS.............................................................................  39
        13.01  Notices...................................................................................  39
        13.02  Survival of Representations...............................................................  40

                                      iii


        13.03  Entire Agreement..........................................................................  40
        13.04  Further Assurances........................................................................  40
        13.05  Expenses..................................................................................  40
        13.06  Injunctive Relief.........................................................................  41
        13.07  Invalidity................................................................................  41
        13.08  Successors and Assigns....................................................................  41
        13.09  Governing Law.............................................................................  42
        13.10  Counterparts..............................................................................  42
        13.11  Knowledge.................................................................................  42
        13.12  Interpretation............................................................................  42
        13.13  Gender and Number.........................................................................  42
        13.14  Joint and Several Obligations.............................................................  42
        13.15  Headings..................................................................................  42
        13.16  Independence of Covenants and Representations and Warranties..............................  42

                                   EXHIBITS

A.        FORM OF KAPADIA EMPLOYMENT AGREEMENT
B.        FORM OF CONVERTIBLE NOTE
C.        FORM OF ESCROW AGREEMENT


                                     ANNEX

A.  DEFINITIONS

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") made as of the 23rd day of April, 1999 by and among Breckenridge-Remy Co., a Delaware corporation (the "Purchaser"), Kapadia Enterprises, Inc., a California corporation ("KEI"), MacDonald Contract Sales, Inc., a corporation organized and existing under the laws of Ontario, Canada ("MCSI"; and together with KEI collectively, the "Companies"), Madhukar Kapadia and Naina Kapadia, as Trustees of the Kapadia Family Trust (the "Shareholder"), the owner of all of the issued and outstanding shares of capital stock of each of the Companies, Madhukar Kapadia ("M. Kapadia"), Naina Kapadia ("N. Kapadia"; and together with M. Kapadia, the "Kapadias"), and Guest Supply, Inc., a New Jersey corporation (the "Issuer"). Capitalized terms used herein and not defined in the specific Section in which they are used shall have the meanings assigned to such terms in Annex A hereof.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Companies are engaged in the business of purchasing and distributing textiles and related items for the lodging industry (such activities and all incidental or related businesses of each of the Companies being herein referred to as the "Business");

          WHEREAS, the Shareholder is the holder of all of the issued and outstanding shares of capital stock of each of the Companies, (all such shares of capital stock held by the Shareholder being hereinafter collectively referred to as the "Shares");

          WHEREAS, the Purchaser is a wholly owned subsidiary of the Issuer;

          WHEREAS, the Kapadias are trustees and beneficiaries of the Shareholder and, as such, will derive direct economic benefit from the transactions contemplated hereby, and in order to induce the Purchaser and the Issuer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Kapadias hereby agrees to make the representations, warranties, covenants and agreements contained herein; and

          WHEREAS, the Purchaser desires to acquire from the Shareholder, and the Shareholder desires to sell to the Purchaser, all of the Shares held by such Shareholder.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and intending to be legally bound, the parties hereto hereby agree as follows:

                                  SECTION I.
                                  ---------

                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

          1.01  Purchase and Sale of the Shares  .  (a) Subject to the terms and
                -------------------------------
conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements

                                                                               2
herein contained, at the Closing, the Shareholder agrees to sell, assign and convey to the Purchaser, free and clear of all Liens, and the Purchaser agrees to purchase, acquire and accept from the Shareholder, and the Issuer shall cause the Purchaser to purchase, acquire and accept, all of the Shares held by such Shareholder.

          (b) The parties hereto acknowledge and agree that the Purchaser may designate the Issuer or a direct or indirect wholly owned subsidiary of the Issuer to acquire the Shares provided, however, that the Purchaser's payment obligations hereunder shall not be affected by such designation by the Purchaser.

          1.02  Discharge of Funded Indebtedness  .  On the Closing Date, the
                --------------------------------
Purchaser and the Issuer shall pay or cause to be paid all amounts outstanding as of the Closing Date under all Funded Indebtedness. The Shareholder shall designate to the Purchaser in writing the aggregate pay-off amount for each Funded Indebtedness Holder as of the Closing Date and the accounts (at a bank or other financial institution) to which such pay-off amounts shall be wired, which designation shall be accompanied by written instructions (or other pay-off letters) from each Funded Indebtedness Holder setting forth the amounts owed, the pay-off instructions and related matters.

                                  SECTION II.
                                  ----------

                    THE PURCHASE PRICE; REGISTRATION RIGHTS
                    ---------------------------------------

          2.01  Purchase Price  .  The aggregate purchase price, subject to
                --------------
adjustment pursuant to Section 2.02 below, for the Shares (the "Purchase Price") shall be payable at the Closing as follows: (i) in cash, by wire transfer to an account designated by the Shareholder, an amount equal to $18,000,000 (the "Cash Purchase Price"), (ii) a five-year convertible subordinated promissory note of the Issuer substantially in the form of Exhibit B attached hereto (the "Note"), payable to the Shareholder in the principal amount of $5,000,000, bearing interest at a fixed annual rate equal to the greater of (A) the lowest applicable federal rate under Section 1274(d) of the Code or (B) 4%, payable quarterly, and convertible, into a number of shares of common stock, without par value, of the Issuer (the "Common Stock") equal to the then outstanding principal amount owed under the Note divided by the Conversion Price, and (iii) the issuance to the Shareholder of 45,198 shares of Common Stock (such Common Stock, together with the Common Stock issuable upon the conversion of the Note, collectively, the "Purchase Price Common Stock"). The payment by the Purchaser of the Purchase Price as provided above shall, subject to adjustment as provided in Section 2.02 below, constitute full and final payment to the Shareholder of the Purchase Price for the Shares.

          2.02  Purchase Price Adjustments  .  (a)  In the event that the
                --------------------------
Companies' Adjusted EBITDA as set forth on the Adjusted EBITDA Certificate is less than $3,350,000, then the Cash Purchase Price paid at the Closing shall be reduced by an amount equal to (A) such deficiency multiplied by (B) 7.8.

          (b)(i) In the event that the Companies' Closing Adjusted Net Worth is less than $7,155,000, then the Cash Purchase Price shall be reduced by the amount of such deficiency, all in accordance with the provisions of this Section 2.02, and (ii) in the event that the Companies'

Closing Adjusted Net Worth, is greater than $7,355,000, then the Cash Purchase Price shall be increased by the lesser of (A) $3,000,000 or (B) the amount of such excess, all in accordance with the provisions of this Section 2.02.

          (c) (i) As promptly as practicable following the Closing Date, but in no event later than 60 days thereafter (the "60-Day Period"), the Shareholder shall cause Carpenter Kuhen & Sprayberry to prepare and deliver to the Purchaser and the Shareholder (1) an audited combined balance sheet of the Companies as of the Closing Date (the "Closing Balance Sheet") and (2) a statement of the amount of the Closing Adjusted Net Worth. The Closing Balance Sheet shall be prepared in accordance with GAAP, consistently applied, and otherwise, to the extent consistent with GAAP, in a manner consistent with the preparation of the Companies' audited balance sheet as at December 31, 1998. All reasonable expenses incurred in connection with the preparation and delivery of the audited Closing Balance Sheet shall be borne one-half by the Shareholder and one-half by the Purchaser. The Shareholder shall request Carpenter Kuhen & Sprayberry to permit the Shareholder, the Purchaser and their respective representatives to review all work papers with respect to the Closing Balance Sheet.

          (ii) During the 60-Day Period and during the 30-Day Period, the Purchaser shall, at the request of the Shareholder, on reasonable prior notice from the Shareholder and during normal business hours, afford the Shareholder and the Kapadias access to the Companies' books and records with respect to the Business and otherwise reasonably cooperate with the Shareholder and the Kapadias in connection with their evaluation of the Closing Balance Sheet.

          (d) On the thirtieth day after the date on which the Closing Balance Sheet has been delivered to the Shareholder and the Purchaser (or such earlier date as the parties hereto agree in writing), if the Closing Adjusted Net Worth shown on the Closing Balance Sheet is not disputed by the Shareholder or the Purchaser pursuant to Section 2.02(e) hereof, (i) in the event that the Closing Adjusted Net Worth exceeds the $7,355,000, then the Purchaser shall pay to the Shareholder, by bank wire transfer, the lesser of (A) $3,000,000 or (B) the amount of such excess and (ii) in the event that the Closing Adjusted Net Worth is less than $7,155,000, then the Shareholder shall pay to the Purchaser, by bank wire transfer, the amount of such deficiency. In addition, it is understood and agreed that if the Shareholder or the Purchaser does not deliver a Dispute Notice to the other party hereto within 30 days after the delivery of the Closing Balance Sheet to the Shareholder and the Purchaser (the "30-Day Period"), then the Closing Balance Sheet shall be deemed accepted in all respects by the Shareholder, the Purchaser and the Kapadias and shall be final and binding upon the parties hereto with the effects set forth in clauses (i) and (ii) of this subsection (d).

          (e) If the Shareholder or the Purchaser disputes the Closing Adjusted Net Worth, the disputing party shall give written notice (the "Dispute Notice") to the nondisputing party within the 30-Day Period, which Dispute Notice shall specify in reasonable detail the matters and the reasons for such dispute and the amount(s) in dispute. If the Shareholder and the Purchaser are unable to resolve the disputed matters within 30 days after receipt by the nondisputing party of the Dispute Notice, all disputed matters raised in the Dispute Notice and not so resolved (the "Disputed Matters") shall be submitted to the Los Angeles, California office of (i) Arthur Andersen LLP, and if such firm refuses to accept such engagement, (ii) Pricewaterhouse Coopers LLP, and if such firm refuses to accept such engagement then (iii) such

                                                                               4
other nationally recognized independent accounting firm as is chosen by mutual agreement of the Shareholder and the Purchaser acting in good faith (such firm which accepts the engagement, the "Independent Auditor"), for final resolution in accordance with the terms and provisions of this Agreement. The Purchaser, on the one hand, and the Shareholder, on the other hand shall each be permitted to submit a written position to the Independent Auditor regarding the Disputed Matters. The Purchaser and the Shareholder shall use their respective best efforts to cause the Independent Auditor to make its determination as to the resolution of the Disputed Matters (the "Determination") as soon as possible, but in no event later than 60 days after receipt of the Disputed Matters. The Determination shall be final and binding upon the parties hereto and shall be limited to the Disputed Matters. The Independent Auditor's Determination shall be reflected in a written report which shall be delivered promptly by the Independent Auditor to the Shareholder and the Purchaser, which written report shall, in addition to setting forth the resolution of the Disputed Matters, set forth the Closing Adjusted Net Worth determined in accordance with the terms hereof (and after giving effect to such resolution) and shall set forth, after giving effect to the foregoing determinations, which of clauses (i) or (ii) of subsection (d) above is applicable in the circumstances. One-half of all fees and disbursements of the Independent Auditor shall be paid by the Purchaser and one-half of such fees and disbursements shall be paid by the Shareholder. Any payment to be made as a consequence of the Determination by the Independent Auditor shall be made, free and clear of any deductions or set-off by bank wire transfer of immediately available funds, not later than three (3) business days after the receipt of the Determination by the Shareholder and the Purchaser, in accordance with the provisions of clauses (i) and (ii) of Section 2.02(d).

          (f) All amounts paid pursuant to this Section 2.02 shall be paid by bank wire transfer of immediately available funds and shall bear interest from and after the Closing Date, until paid, at the per annum rate equal to the prime rate of PNC Bank (or its successors), as in effect from time to time, on the basis of a 360-day year and the actual number of days elapsed.

          2.03  Registration Rights  .  (a)  In the event that, at any time or
                -------------------
from time to time, the Issuer proposes to register any shares of the Issuer's Common Stock (the "Registration Shares"), under the Securities Act, other than pursuant to a registration statement on Forms S-4 or S-8 or any successor to such Forms, for the purpose of the sale or other transfer of the Registration Shares by the Issuer, the Issuer shall mail or deliver a written notice (a "Registration Notice") of its intention so to register the Registration Shares to the Shareholder, in the event that the Shareholder (or a Section 2.03 Transferee) continues to hold the Purchase Price Common Stock on the day before such Registration Notice is sent, at least 30 days prior to the filing of the registration statement covering the Registration Shares.

          (b) In the event that a Registration Notice shall have been so mailed or delivered, the Shareholder, at its election, may deliver to the Issuer a written notice (a "Supplemental Notice") (i) specifying the number of shares of Purchase Price Common Stock proposed to be sold or otherwise transferred by the Shareholder (the "Supplemental Registration Shares"), (ii) describing the proposed manner of sale or other transfer thereof and (iii) requesting the registration thereof under the Securities Act; provided, however, that such Supplemental Notice shall be so delivered not more than 15 days after the date of delivery to the Shareholder of a Registration Notice.

          (c) From and after receipt of a Supplemental Notice, the Issuer shall, subject to the sale or other transfer of some or all of the Supplemental Registration Shares, use its best efforts to cause the public sale of the Supplemental Registration Shares to be registered under the Securities Act and to effect and to comply with all such qualifications and requirements as may be necessary to permit the public sale or other transfer of the Supplemental Registration Shares; provided, however, that if (i) in the case of an underwritten public offering of securities, the managing underwriter shall advise the Issuer that inclusion of some or all of the Supplemental Registration Shares would, in such managing underwriter's judgment, interfere with the proposed distribution of the securities in respect of which registration was originally to be effected, then the Issuer may, upon written notice to the Shareholder, allocate the Supplemental Registration Shares to be included in the registration statement (if and to the extent such allocation is stated by such managing underwriter as necessary to eliminate such interference) pro rata among holders of Supplemental Registration Shares on the basis of the number of shares of the Issuer's Common Stock held by such holders or (ii) any firm of counsel representing the Issuer in connection with such registration shall advise the Issuer and the Shareholder in writing that one or more of the steps contemplated hereby is not necessary to permit the sale of the Supplemental Registration Shares in a transaction constituting a public offering within the meaning of the Securities Act, then the Issuer shall not be required to take any action with respect to such step or steps.

          (d) The Shareholder agrees to furnish the Issuer such information regarding itself, and the proposed distribution of the Supplemental Registration Shares by such Shareholder as the Issuer may from time to time reasonably request in writing in order to prepare a registration statement and prospectus or any supplement or amendment thereto pursuant to the Securities Act and the rules and regulations promulgated thereunder.

          (e) The Issuer shall pay all expenses (the "Registration Expenses") necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this Section 2.03 (other than underwriters' discounts and commissions and brokerage commission and fees, if any, payable with respect to securities sold by the Shareholder and other than legal fees and expenses of counsel to the Shareholder), including without limitation, printing expenses, fees of the Commission and The New York Stock Exchange, Inc., and accounting and legal fees and expenses of the Issuer.

          (f) If the Registration Shares are to be distributed by or through one or more underwriter(s), as determined by the Issuer in its sole discretion, the Issuer will have the sole right to select the managing underwriter(s) to administer the offering.

          (g) In the event of any registration pursuant to this Section 2.03 covering the Supplemental Registration Shares, the Issuer will indemnify and hold harmless the Shareholder (if securities of the Shareholder are included in the subject registration statement) against any Damages which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuer will not be liable to the Shareholder in any such case to the extent that any such

Damage arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or any said amendment or supplement, in reliance upon and in conformity with written information furnished by the Shareholder specifically for use in the preparation thereof.

          (h) In the event of any registration pursuant to this Section 2.03 covering the Supplemental Registration Shares, the Shareholder (if securities of the Shareholder are included in the subject registration statement) shall, in the instances and to the extent set forth in this subsection (h), indemnify and hold harmless the Issuer, each of its directors and officers who has signed any registration statement, and each person, if any, who controls the Issuer within the meaning of the Securities Act, against any Damages, to which the Issuer or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such Damages, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, in reliance upon and in conformity with written information furnished by the Shareholder specifically for use in the preparation thereof.

          (i) With respect to any underwritten offering, each of the Shareholders severally and not jointly shall, in addition to the foregoing, provide the underwriter of such offering with customary representations and warranties, and indemnification, in each instance as shall be reasonably requested by the underwriter, provided, however, that any such agreement to indemnify an underwriter with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter to the extent that any Damages of any such underwriter results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the final prospectus, if such underwriter failed to send or give a copy of the final prospectus to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale of such securities to such Person, and provided further that any such agreement by any of the Shareholder to indemnify an underwriter shall be on a several (and not joint) basis in proportion to the number of securities sold by the Shareholder in such underwritten offering and shall be limited in amount to the net proceeds received by such Shareholder in such underwritten offering.

          (j) It is understood and agreed that notwithstanding anything to the contrary contained herein, the rights and benefits of this Section 2.03 may be assigned or otherwise transferred to a Section 2.03 Transferee. Any attempted assignment or transfer in violation of this subsection (j) shall be void and of no force or effect.

          2.04  Section 338(h)(10) Election and Allocation.  (a)  The
                ------------------------------------------
Purchaser and the Shareholder agree that, at the election of the Purchaser (the "Election"), they shall jointly elect to treat the purchase of the Shares of KEI as an acquisition of assets in accordance with Section

                                                                               7
338(h)(10) of the Code (the "338(h)(10) Election"). In order to effect a timely 338(h)(10) Election (and any comparable election under state or local tax law) with respect to the acquisition of the Shares of KEI by the Purchaser, the Purchaser and the Shareholder shall jointly execute copies of Internal Revenue Service Form 8023 and all attachments required to be filed therewith pursuant to applicable Treasury regulations (collectively, the "Form 8023"). Following the Closing, in the event that the Election occurs, the Purchaser and Shareholder will file the Form 8023 with the Internal Revenue Service (with a copy to the Shareholder) in order to effect a timely 338(h)(10) Election. In the event the Election occurs, the Purchaser and the Shareholder agree otherwise to take all necessary action to make a timely 338(h)(10) Election (and any comparable election under state or local tax law) with respect to the acquisition of the Shares of KEI by the Purchaser. The Purchaser and the Shareholder shall otherwise cooperate fully with each other in the making of such election.

          (b) In the event that the Election occurs, the Purchase Price paid by the Purchaser for the Shares of KEI (which solely for this purpose shall include the liabilities of KEI and any other amounts required to be included in the "adjusted deemed sale price" under Section 338(h)(10) of the Code) shall be allocated to the assets of KEI in a manner which is intended to comply with the allocation method required by Section 338(h)(10) of the Code. In such event, the parties shall fully cooperate to comply with all substantive and procedural requirements of Section 338(h)(10) of the Code and any regulations thereunder, and the allocation shall be adjusted, if and to the extent deemed necessary by the Purchaser, to comply with the requirements of Section 338(h)(10) of the Code. Except as required by applicable law, neither the Purchaser nor the Shareholder nor the Kapadias will take, nor permit any Affiliate to take, for federal, state or local income tax purposes, any position inconsistent with the
Section 338(h)(10) Election or the allocation set forth in the Form 8023 filed by the Purchaser, or, if applicable, any adjusted allocation. It is understood and agreed that without Shareholder's consent, no part of the Purchase Price shall be allocated to the covenant not to compete set forth in Section XII hereof.

          (c) (i) As promptly as practicable following the Closing Date, KEI shall prepare and deliver, or cause to be prepared and delivered, to the Purchaser and the Shareholder all income Tax Returns of KEI for the short taxable year ending on the date prior to the Closing Date (the "Short Year Tax Returns"), which Short Year Tax Returns, if the Election is made, shall reflect all Taxes arising as a result of the 338(h)(10) Election. All costs of preparation of the Short Year Tax Returns shall be borne by KEI.

          (ii) In the event that the Election occurs and there are any Incremental Taxes, (x) the amount of such Incremental Taxes (the "Adjustment Amount") shall be due and owing by the Purchaser and the Issuer to the Shareholder within 30 days after delivery of the Short Year Tax Returns to the Purchaser, by wire transfer to the Shareholder and (y) an amount equal to the federal, state and local taxes payable by the Shareholder in respect of the Adjustment Amount shall be due and owing by the Purchaser to the Shareholder and shall be paid at the same time the Adjustment Amount is paid. In addition, in the event that the Election occurs, the Purchaser and the Issuer agree to reimburse the Shareholder and/or the Kapadias for all reasonable out-of-pocket costs and expenses of third parties incurred by them (or any of them) arising from or related to the matters contemplated by this Section 2.04, it being the intent of the parties that the Shareholder and/or Kapadia be made whole for any and all such costs and expenses as if the 338(h)(10) Election had not taken place.

          (iii) Unless prohibited by a change in applicable law or regulation, if the Election shall have occurred, the Shareholder shall report income and gain from the deemed sale of KEI's assets (occurring by reason of the 338(h)(10) Election) on the installment method to the extent attributable to the Note. In the event that there is a final determination or other conclusion satisfactory to the Purchaser (it being understood and agreed that, following the Closing, the conduct, settlement and other disposition of any claims, disputes, audits or inquires with respect to Taxes or other amounts in respect of Taxes otherwise payable by the Shareholder, the Companies (or either of them), the Purchaser and/or the Issuer by reason of this Agreement and the transactions contemplated hereby (including, but not limited to, such in respect of the subject matter of this clause (iii); provided that in the case of a settlement by the Purchaser of a claim in respect of the subject matter of this clause (iii), the indemnity set forth in this clause (iii) is concurrrently made available to the Shareholder) shall be controlled by the Purchaser and the Issuer, at their election, and, if so elected, at their sole cost and expense, and that all parties hereto shall cooperate with the Purchaser and the Issuer in connection therewith, and the parties hereto shall keep each other informed as to the status of such matters) that the installment method was not available to the Shareholder in respect of the Note by reason of the 338(h)(10) Election, the Purchaser and the Issuer shall indemnify the Shareholder for any Damages (including interest and penalties) incurred by it in respect of such final determination or other conclusion satisfactory to the Purchaser.

                                 SECTION III.
                                 -----------


                          REPRESENTATIONS, WARRANTIES
                      OF THE KAPADIAS AND THE SHAREHOLDER
                      -----------------------------------

          Except as set forth on the Disclosure Schedule attached hereto and made part hereof, each of the Kapadias and the Shareholder, jointly and severally, hereby represent and warrant to each of the Purchaser and the Issuer as of the date hereof, that:

          3.01  Organization and Qualification  .  Each of the Companies is duly
                ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to own its respective properties and to conduct the businesses in which it is now engaged. Each of the Companies is in good standing in each other jurisdiction wherein the failure so to qualify could have a Material Adverse Effect. Neither of the Companies has any subsidiaries, owns any capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, joint venture or other entity, nor have any agreement with any person, firm or corporation or other entity to acquire any such capital stock or other proprietary interest. Accurate and complete copies of the certificate of incorporation, including all amendments thereto and restatements thereof, and by-laws each of the Companies and of the corporate minutes and the stock record books of each of the Companies have been delivered to the Purchaser. Complete and accurate records with respect to the issuance, transfer, redemption and cancellation of shares of capital stock are set forth in or together with such stock record books.

          3.02  Authority.  The execution and delivery by each of the
                ---------
Companies of this Agreement and each other instrument or document required to be executed and delivered by either of the Companies pursuant hereto, the performance by each of the Companies of its respective covenants and agreements hereunder and thereunder and the consummation by each of the Companies of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action. This Agreement and each other instrument or document required to be executed and delivered by either of the Companies pursuant hereto constitutes a valid and legally binding obligation of each of the Companies party thereto, enforceable against each of the Companies party thereto in accordance with its terms.

          3.03  No Legal Bar; Conflicts.  Neither the execution and delivery
                -----------------------
of this Agreement or any other instrument or document required to be executed and delivered by either of the Companies pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, violates or will violate any provision of the certificate of incorporation or by-laws of either of the Companies, respectively, or any statute, ordinance, regulation, order, judgment or decree of any court or other Governmental Authority or other Permit, or conflicts with or will conflict with or results in or will result in any breach or modification of any of the terms of or constitutes or will constitute a default under or results in or will result in the termination of or the creation of any Lien, acceleration right or other right pursuant to the terms of any Contract or Permit or will in any way affect the continuation, validity or effectiveness of any Contract or Permit. No consents, approvals or authorizations of, or designations, registrations, declarations or filings with or notices to, any Governmental Authority or any other person or entity (including, without limitation, pursuant to the terms of any Contract, Permit or otherwise) are required in connection with the execution and delivery of this Agreement or any other instrument or document required to be executed and delivered by either of the Companies pursuant hereto, or the consummation of the transactions contemplated hereby or thereby.

          3.04  Capitalization.  The authorized capital stock of KEI consists
                --------------
of 24,000 shares of common stock, no par value, of which 15,048 shares are issued and outstanding. The authorized capital stock of MCSI consists of an unlimited number of shares of common stock, no par value, of which 10,000 shares are issued and outstanding. The Shares constitute all of the issued and outstanding shares of capital stock of each of the Companies. All of the issued and outstanding shares of capital stock of each of the Companies have been duly and validly authorized and issued, are fully paid and non-assessable and are owned beneficially and of record by the Shareholder, in each case free and clear of all Liens. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which either of the Companies, either of the Kapadias or the Shareholder is subject to or bound relating to the issuance, sale, transfer or redemption of shares of capital stock or other securities of either of the Companies and no person other than the Shareholder has any interest in the capital stock of either of the Companies. No shares of capital stock or other securities of either of the Companies are reserved for any purpose. At the Closing, the Shareholder will deliver to the Purchaser good and valid title to the Shares free and clear of all Liens.

          3.05  Financial Statements; No Undisclosed Liabilities  .
                ------------------------------------------------

          (a) The Companies and the Shareholder have delivered to the Purchaser the Companies' balance sheets as at December 31, 1996, December 31, 1997, December 31, 1998

                                                                              10
and the related statements of operations, retained earnings and cash flows for the 12-month periods then ended, which in the case of such statements for the year ended December 31, 1998 are audited (collectively, the "Annual Financial Statements"), and the Companies' balance sheet as at February 28, 1999 (the "Balance Sheet") and the related statement of operations for the 2-month period then ended (the "Interim Financial Statements" and collectively with the Annual Financial Statements and the financial statements required to be delivered pursuant to Section 10.14, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared from the books and records of each of the Companies and in accordance with GAAP consistently applied and maintained throughout the periods indicated, and fairly present the financial condition of each of the Companies as at their respective dates and the results of their respective operations for the periods covered thereby.

          (b) Except to the extent set forth in or reserved against in the Balance Sheet or as identified in the Disclosure Schedule, and except for current liabilities (determined in accordance with GAAP, consistently applied) incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices, neither of the Companies has liabilities or obligations of any nature, whether accrued, absolute, known or unknown, contingent or otherwise, whether due or to become due, whether properly reflected under generally accepted accounting principles as a liability or a charge or reserve against an asset or equity account or not, and whether the amount thereof is readily ascertainable or not.

          3.06  Absence of Certain Changes  . Except as set forth in the
                --------------------------
Disclosure Schedule, subsequent to December 31, 1998, there has not been with respect to either of the Companies or the Business any (a) material adverse or prospective material adverse change in the condition (financial or otherwise), results of operation, assets, properties, business or prospects; (b) material damage or destruction (whether or not insured) affecting the assets, properties, business or operations; (c) labor dispute or threatened labor dispute involving any employee; (d) actual or threatened material dispute with any material customer or supplier or actual or threatened material loss of business from any material customer or supplier or, to the knowledge of either of the Companies or either of the Shareholder, any event or circumstance which could reasonably be expected to result in any such dispute or loss of business; (e) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts; (f) sale, assignment or transfer of any of the assets, except in the ordinary course of business, consistent with past practice; (g) cancellation of any debts or waivers of any claims or rights of substantial value; (h) agreements or commitments for capital expenditures in excess of $25,000 (individually or in the aggregate) for repairs or additions to property, plant, equipment or tangible capital assets other than as approved by the Purchaser in writing; (i) change in any method of accounting or accounting principles; (j) increase in the compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any salesman, distributor, agent or employee other than increases in salary to its employees in the ordinary course of business, consistent with past practice; (k) any Liens with respect to any of the assets or the Business; (l) Contracts entered into requiring the payment by either of the Companies of $25,000 or more; or (m) agreement or commitment to do any of the foregoing.

                                                                              11
          3.07  Accounts Receivable; Inventories  .
                --------------------------------

          (a) All accounts receivable of each of the Companies which are reflected in the Balance Sheet, and all such accounts receivable which will have arisen since the Balance Sheet Date, are valid and shall have arisen only from bona fide arms-length transactions in the ordinary course of the business. All accounts receivable are fully and correctly reflected on the Financial Statements or, with respect to accounts receivable arising after the Balance Sheet Date, on the books and records of each of the Companies, in each case, in accordance with GAAP consistently applied. To the knowledge of each of the Companies and the Shareholder, no basis exists for the assertion of any counterclaim or set-off or the repayment of any accounts receivable or payments heretofore received by either of the Companies. The Disclosure Schedule sets forth the amount of all commissions (and the rate of commission) paid or payable to sales personnel, and to whom paid or due, with respect to all accounts receivable by either of the Companies as of March 31, 1999.

          (b) All items of inventories reflected on the Balance Sheet, or thereafter acquired by either of the Companies (and not subsequently disposed of in the ordinary course of business) ("Inventory"), are sufficient for the requirements of the Business in the ordinary course and, as a whole, consist of items of a quality and quantity which are merchantable and fully usable in the normal course of the Business. The values at which such Inventories are carried on the Balance Sheet, or in the case of Inventory acquired following the Balance Sheet Date on the books and records of each of the Companies, reflect the normal inventory valuation policy of each of the Companies (including the writing down of or reserving against the value of slow-moving or obsolete inventory) and stating Inventories at the lower of cost or market (on a first-in, first-out method), in each case in accordance with GAAP consistently applied.

          3.08  No Dividends, Loans, Etc  .  (a)  Subsequent to December 31,
                ------------------------
1998, neither of the Companies has (i) except for the distribution to the Shareholder of KEI's undistributed net profit for periods prior to the Closing Date and except for the Transfer of the Building, declared or paid any dividend (whether in cash, in property or otherwise) or made any other distribution of any kind in respect of its capital stock, and neither of the Companies has any obligation (contingent or otherwise) to pay any dividends or make any other distribution of any kind, or (ii) purchased, redeemed or otherwise acquired or disposed of or issued any shares of capital stock or any notes, bonds or other securities of any kind and has no obligation (contingent or otherwise) to do any of the foregoing. Each of the Companies has paid on a timely basis in all material respects (i) all amounts due and payable under Company Indebtedness, leases and other contractual obligations and (ii) all other amounts due and payable to any persons or entities. Neither of the Companies has any outstanding loans or advances to the Shareholder, either of the Kapadias or to any Affiliate of the Shareholder or of either of the Kapadias.

          (b) The Disclosure Schedule accurately and completely sets forth all of the Company Indebtedness. There is no issued or outstanding Funded Indebtedness on the Closing Date.

          3.09  Real Property Owned or Leased  .  (a)  A list and description of
                -----------------------------
all real property leased to or owned by either of the Companies or in which either of the Companies has any interest is set forth in the Disclosure Schedule (the "Real Property"). All such leased Real

                                                                              12
Property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and there are no existing defaults or events of default which could have a Material Adverse Effect, or events which with notice or lapse of time or both would constitute defaults which could have a Material Adverse Effect, thereunder on the part of either of the Companies. True and complete copies of all such leases, together with any amendments thereto, have been delivered to the Purchaser. Neither of the Companies nor the Shareholder has any knowledge of any default or claimed or purported or alleged default which could have a Material Adverse Effect or state of facts which with notice or lapse of time or both would constitute a default which could have a Material Adverse Effect on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to on the Disclosure Schedule. Neither of the Companies nor the Shareholder has received any written or oral notice to the effect that any lease will not be renewed at the termination of the term thereof or that any such lease will be renewed only at a substantially higher rent.

          (b) (i) Neither of the Companies nor the Shareholder has received any written notice of, nor are any of them aware of, any violation of any laws, rules, regulations or ordinances relating to the Real Property or requesting or requiring the performance of any repairs, alterations or other work in order so to comply.

                 (ii) Neither of the Companies nor the Shareholder has received any written notice of, and neither of them is aware of, any currently proposed or pending assessment for public improvements or of any condemnation, taking by eminent domain or similar proceedings with respect to any portion of the Real Property.

                 (iii) The buildings and other improvements constituting a part of the Real Property have no material structural, roof or other defects and such buildings and improvements (including, without limitation, all plumbing, heating, electrical, air conditioning, ventilation and other mechanical systems and equipment) are in good working order, condition and repair, normal wear and tear excepted.

                 (iv) The Real Property (and uses to which it is put) conforms in all material respects with all applicable laws, rules, ordinances, regulations and all applicable agreements to which either of the Companies is a party or by which the Real Property is subject to or bound, including, without limitation, those relating to zoning, environmental, health and safety standards and the rules and regulations relating thereto.

          3.10  Title to Assets; Condition of Property  .  (a) Each of the
                --------------------------------------
Companies has good, valid and marketable title to all of its respective properties and assets, real, personal and mixed, tangible and intangible, including, without limitation, the properties and assets reflected in the Balance Sheet (except for assets leased under leases set forth on the Disclosure Schedule, and except for accounts receivable collected upon and Inventory or other assets disposed of since the Balance Sheet Date in the ordinary course of business, consistent with past practice), free and clear of all Liens except for the Liens listed on the Disclosure Schedule (i) securing certain equipment used by the Companies and described thereon (the "Permitted Equipment Liens") (ii) Permitted Encumbrances (collectively together with Permitted Equipment Liens, "Permitted Liens"), and (iii) arising under Funded Indebtedness listed on the Disclosure Schedule.

          (b) All of the assets and properties (including, without limitation, all equipment and the improvements, fixtures and appurtenances on or to the Real Property) owned or leased by either of the Companies pursuant to written leases set forth on the Disclosure Schedule are in good operating condition and repair, normal wear and tear excepted, and have been maintained and serviced in accordance with reasonable business practices, are suitable for the purposes for which they presently are being used and constitute all of the assets and properties used in the operations of, and necessary to operate, the Business as presently conducted. None of the assets or properties owned or leased by either of the Companies (or uses to which they are put) fails to conform in any material respect with any applicable agreement, law, ordinance or regulation. Except with respect to assets leased pursuant to valid leases set forth on the Disclosure Schedule, each of the Companies owns all the properties and assets located at or on the Real Property and owns all of the properties and assets necessary for the conduct of the Business.

          3.11  Taxes .  (a)  Each of the Companies has filed or caused to be
                -----
filed on a timely basis all federal, state, province, local, foreign and other tax returns, reports and declarations (collectively, as amended, the "Tax Returns") required to be filed by such Company and has paid all taxes, including, but not limited to, income, gross receipts, capital stock, profits, stamp, occupation, transfer, value added, excise, franchise, sales, use, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns. All Tax Returns filed by or on behalf of either of the Companies are true, complete and correct. There are no Tax Liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of either of the Companies. No deficiency in Taxes of either of the Companies or for any period has been asserted by any taxing authority which remains unpaid at the date hereof. No Tax Returns of either of the Companies covering any period after December 31, 1988 have been audited or are presently the subject of an audit. No written inquiries or notices have been received by either of the Companies from a taxing authority with respect to possible claims for Taxes which have not been resolved prior to the date hereof, and neither of the Companies has any reason to believe that such an inquiry or notice is pending or threatened, and there is no basis for any additional claims or assessments for Taxes. Neither of the Companies has agreed to the extension of the statute of limitations with respect to any Tax Returns or Tax periods.
There are no assessments relating to either of the Companies' Tax Returns pending or threatened. Each of the Companies has delivered to the Purchaser copies of the federal and state income (or franchise) Tax Returns filed by each of the Companies for the past three years. KEI has elected, pursuant to Section 1362 of the Code, to be treated as an S corporation, as that term is defined in
Section 1361 of the Code, for federal and any applicable state tax purposes, which election is valid and in full force and effect. The Shareholder is a qualifying trust under Section 1361(c)(2) of the Code. Neither of the Companies is nor has ever been, the common parent or a member of any affiliated group of corporations filing a consolidated federal income tax return, and is not a party to any tax sharing agreement or other arrangement pursuant to which it could be liable for the Taxes of any third party.

          (b) The accrual for Taxes reflected in the Financial Statements accurately reflects the total amount of all unpaid Taxes, whether or not disputed and whether or not presently due and payable, of each of the Companies as of the close of the period covered by the

Financial Statements. Adequate accruals and reserves have been made in the Financial Statements and the books and records of each of the Companies for the payment of all unpaid federal, state, local and other Taxes of each of the Companies for all periods through the respective dates thereof, through the Closing Date, whether or not yet due and payable and whether or not disputed by either of the Companies, and nothing has occurred subsequent to the dates of such Financial Statements or such accruals or reserves in such books and records which make such accruals and reserves inadequate.

          3.12  Compliance with Applicable Law; Permits; Authorizations  .
                -------------------------------------------------------

          (a) General.  Neither of the Companies is in default under, nor has
              -------
either of the Companies failed to comply with or is otherwise in violation of, any law, statute, ordinance, regulation or any order, judgment or decree of any court or other Governmental Authority, and the Real Property is in compliance with all laws, statutes, ordinances, regulations, orders, judgments and decrees of any Governmental Authority except where such default or failure to comply (individually or in the aggregate) could not have a Material Adverse Effect. Neither of the Companies nor the Shareholder has any knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. Neither of the Companies nor the Shareholder has received any notification of any asserted present or, since December 31, 1992, past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

          (b) Permits.  Set forth in the Disclosure Schedule, is a complete and
              -------
accurate list of all permits, licenses, approvals, franchises, notices and authorizations issued by any Governmental Authority (collectively the "Permits") and held by either of the Companies. The Permits are all the permits, licenses, approvals, franchises, notices and authorizations required for the conduct of the Business. All the Permits are in full force and effect and neither of the Companies has engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or events of default or events or states of fact which with notice or lapse of time or both would constitute a default by either of the Companies.

          (c) Environmental.  (i)  Each of the Companies and the Shareholder,
              -------------
has duly complied with, and the Business is conducted and has been conducted in compliance with, all Environmental Laws, except where the failure to comply (individually or in the aggregate) could not have a Material Adverse Effect.

          (ii) Each of the Companies has been issued all required federal, state and local permits, licenses, certificates and approvals relating to (A) air emissions, (B) discharges to surface water or ground water, (C) noise emissions,
(D) solid or liquid waste disposal, (E) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any applicable federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous (including, without limitation, (1) any chemical, compound, material or substance that is defined, listed in, or otherwise classified pursuant to, any of the Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance" or "toxic pollutant,"
(2) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources and (3) any "medical waste" as defined in any of the Environmental Laws or the disposition of which is regulated by any law, ordinance or regulation) or (F) other environmental matters (collectively, "Hazardous Substances").

          (iii) Neither of the Companies nor the Shareholder has received notice of, nor does either of the Companies nor the Shareholder know of any facts which might give rise to, any Environmental Claim made or threatened against or affecting either of the Companies.

          (iv) Neither of the Companies has generated, treated, transported, stored, recycled, discharged, emitted, disposed of or released any Hazardous Substances, arranged for the generation, treatment, transport, storage, recycling, discharge, emission, disposal or release of any Hazardous Substances, which might give rise to any liability or corrective or remedial obligation under any Environmental Laws, in each case, with respect to the Real Property or any other real property.

          (v) To the knowledge of each of the Companies or the Shareholder, no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present at the Real Property.

          (vi) None of the Real Property, nor any property to which either of the Companies has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), on CERCLIS (as referred to in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up.

          3.13  Contractual and Other Obligations; Customers and Suppliers  .
                ----------------------------------------------------------
(a) Set forth in the Disclosure Schedule hereto is a complete and accurate list of each contract, agreement, license, lease, guarantee or commitment (or other agreement relating to contingent obligations of either of the Companies) (written or oral), by which either of the Companies or any of the assets or properties of either of the Companies is bound (x) with respect to which the outstanding obligation of any party thereto is in excess of $25,000, with respect to which either of the Companies leases any real or personal property used in the conduct of the Business, or which is material to any of the assets or properties of either of the Companies or the Business, (y) with customers of either of the Companies (other than open purchase orders calling for current delivery and obtained in the ordinary course of Business) and involving in excess of $25,000, and (z) in respect of obligations and liabilities of either of the Companies pursuant to uncompleted orders for the purchase by either of the Companies of materials, supplies, equipment or services for the requirements of the Business with respect to which the remaining obligation of either of the Companies arising under any such uncompleted order is in excess of $25,000; all of the foregoing described under clauses (x), (y) and (z) above, together with all other contracts, agreements, purchase orders, insurance policies, plans, contingent obligations, or

                                                                              16
other instruments or documents to which either of the Companies or any of their respective assets or properties is subject or bound, being herein collectively referred to as the "Contracts" and singularly referred to as a "Contract."

          (b) Neither of the Companies is in default under any Contract and no claim of such a default has been made and no event has occurred which with the giving of notice or the lapse of time or both would constitute such default under any Contract, except where such default (individually or in the aggregate) could not have a Material Adverse Effect. To the knowledge of each of the Companies and the Shareholder, no other party to any Contract is in default thereunder. Each of the Contracts has been entered into in the ordinary course of business and is at arms' length. Each of the Companies has delivered to the Purchaser true and complete copies of each written, and true and complete written descriptions of each oral, Contract to which it is a party. Each of the Contracts is in full force and effect and is a legal, valid and binding obligation of each party thereto.

          (c) There exists no actual or, to the knowledge of either of the Companies or the Shareholder, threatened (or facts which might reasonably be anticipated to result in a) termination, cancellation or limitation of, or any material modification or change in, the business relationships of either of the Companies with any of the ten largest customers of either of the Companies in the conduct of the Business (measured by dollar volume of net sales) during the 12-month period ended December 31, 1998 or with any of the ten largest suppliers of either of the Companies in the conduct of the Business (measured by dollar volume of expenditures by each of the Companies, respectively) during the 12-month period ended December 31, 1998. There exists no condition or state of facts or circumstances known to either of the Companies or the Shareholder involving customers or suppliers of or to either of the Companies which could materially affect the Business after the consummation of the transactions contemplated by this Agreement.

          3.14  Compensation  .  Set forth in the Disclosure Schedule, with
                ------------
respect to each of the Companies, is a complete and accurate list of (a) all agreements, plans, arrangements or commitments with employees, shareholders, consultants, independent contractors, sales representatives, agents or any family members of any employee, shareholder, consultant or agent, with regard to compensation, benefits or perquisites and (b) all full-time and part-time employees and their respective positions, job categories and salaries. All bonuses heretofore granted to employees have been paid in full to such employees. Neither the execution of this Agreement nor the transactions contemplated by this Agreement will result in any liability for severance pay or similar payment requirements to any employee, sales representative, independent contractor, consultant, distributor agent or Affiliate of either of the Companies.

          3.15  Employee Benefit Plans  .  Except as set forth in the Disclosure
                ----------------------
Schedule, neither of the Companies maintains or sponsors, or contributes to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements

                                                                              17
and arrangements being hereinafter referred to as the "Benefit Plans") comply with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable law, and neither of the Companies has taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of either of the Companies or the Purchaser. Each "fiduciary" (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan has complied with all requirements of ERISA and all other applicable laws in respect of each such Benefit Plan. Each of the Companies has furnished to the Purchaser copies of all Benefit Plans and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service with respect to such Benefit Plans for the three plan years prior to the date hereof, and will furnish the Purchaser with copies of any of the foregoing so filed after the date hereof. Such financial statements and actuarial reports and annual reports and returns are and shall be true, correct and complete and none of the actuarial assumptions underlying such documents have changed since the respective dates thereof. In addition:

               (i) Neither of the Companies maintains, sponsors or contributes to, nor has ever withdrawn from, maintained, sponsored or contributed to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer plan" (within the meaning of Section 3(37) of ERISA);

               (ii) Each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code;

               (iii) No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan;

               (iv) No provision of any Benefit Plan or of any agreement, and no act or omission of either of the Companies in any way limits, impairs, modifies or otherwise affects the right of either of the Companies or the Purchaser unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

               (v) No policy, plan, program, arrangement, understanding or agreement exists which could result in the payment by either of the Companies or the Purchaser of money or any other property or rights or accelerate or provide any other rights or benefits, to any employee of either of the Companies that would not have been required but for the consummation of the transactions contemplated herein;

               (vi) There are no contributions which are or hereafter will be required to be made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA);

               (vii) Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending with respect to any Benefit Plan, or to the knowledge of either of the Companies or the Shareholder, any circumstances (including without limitation arising out of the operation or termination of any Benefit Plan) which might give rise to any such action, suit or claim (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto);

               (viii) All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Authority have been so filed on or before their due date, including extensions of each due date, or, if not currently due, will be filed when due;

               (ix) Neither of the Companies has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. Each of the Companies has complied with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder; and

               (x) Neither of the Companies is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in any payment (whether or not in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code.

          3.16  Labor Relations.  There have been no violations of any
                ---------------
applicable Federal, state, province or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, either of the Companies, or the terms and conditions of employment, wages and hours. Neither of the Companies is engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or threatened against each of the Companies before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or their Canadian equivalent (including, without limitation, pursuant to the Ontario Human Rights Code, the Occupational Health and Safety Act, the Workplace Safety and Insurance Act (Ontario), the Employment Standards Act or the Pay Equity Act, in each case of the Province of Ontario), if applicable, or any other Governmental Authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, threatened against or involving either of the Companies or the Business. No issue with respect to union representation is pending or threatened with respect to the employees of either of the Companies. No union or collective bargaining unit or other labor organization has ever been certified or recognized by either of the Companies as the representative of any of the employees of either of the Companies. Each of the Companies has complied with the Workers Adjustment and Retraining Notification Act and its Canadian equivalent, if applicable.

          3.17  Insurance  .  Each of the Companies maintains insurance policies
                ---------
covering all of the assets and properties of each of the Companies (including, without limitation, all of the Real Property) and the various occurrences which may arise in connection with the operation of the Business. Such policies are in full force and effect, all premiums due thereon have been paid in full and each of the Companies has complied in all material respects with the provisions of such policies. A complete and accurate list of all insurance policies of each of the Companies is set forth on the Disclosure Schedule. There are no notices of any pending or threatened termination or premium increases with respect to any of such policies. Since December 31, 1993, neither of the Companies has had any casualty loss or other occurrence which may give rise to any claim of any kind not covered by insurance and neither of the Companies nor the Shareholder is aware of any occurrence which may give rise to any claim of any kind not covered by insurance. No third party has filed any claim against either of the Companies for personal injury, property damage or other occurrence of a kind for which liability insurance is generally available which is not fully insured, subject to applicable deductibles. All claims against either of the Companies covered by insurance since December 31, 1993 have been reported to the insurance carrier on a timely basis and are listed on the Disclosure Schedule.

          3.18  Conduct of Business; Allowances  .  Neither of the Companies is
                -------------------------------
restricted from conducting the Business in any manner or location by agreement or court decree. Neither of the Companies has any obligation outside of the ordinary course of business to make allowances to any customers. The Business is conducted entirely through each of the Companies (and not through any other subsidiary, Affiliate, partner or any other person or entity), and each of the Companies conducts no other business other than the Business.

          3.19  Patents, Trademarks, Etc  .  Set forth on the Disclosure
                ------------------------
Schedule is a list and brief description of each of the Companies' patents, registered and common law trademarks, service marks, trade names, copyrights and other similar rights and applications for and all contracts, agreements, licenses or other rights with respect to each of the foregoing. Each of the Companies owns all unencumbered right, title and interest in and to all such respective proprietary rights. The proprietary rights listed on the Disclosure Schedule are all such rights necessary to the conduct of the Business as currently conducted; no adverse claims have been made and no dispute has arisen with respect to any of said proprietary rights; the operation of each of the Companies and the use by each of the Companies of its respective proprietary rights do not involve infringement of any patent, trademark, service mark, trade name, copyright, agreement, license or similar right; and neither of the Companies nor the Shareholder has received any notice or has any knowledge of any claimed conflict with respect to any of the foregoing, nor is either of the Companies or the Shareholder aware of any claim or assertion that any of the foregoing proprietary rights are invalid or defective in any way or aware of any facts or prior act upon which such a claim or assertion could be based. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will in any way affect the continuation, validity or effectiveness of any such proprietary rights or any contract, agreement, license or other right referred to on the Disclosure Schedule or require the consent, waiver, approval, authorization of, notice to, or designation, registration, declaration or filing with, any party or third party in respect of any such proprietary rights, contract, agreement, license or other right.

          3.20  Power of Attorney; Bank Accounts  .  Neither of the Companies
                --------------------------------
has granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever. Set forth on the Disclosure Schedule is a complete and accurate list of (i) the name of each institution in which either of the Companies has a bank account, securities account, safe-deposit box, lockbox account or any other account, the title and number of such accounts and the names of all persons authorized to draw thereon or have access thereto and (ii) all marketable securities and all other notes or other obligations evidenced by written instruments and attributable to, or utilized in, any aspect of the Business and reflected in the Financial Statements or thereafter acquired by either of the Companies.

          3.21  No Foreign Person  .  Neither the Shareholder nor either of the
                -----------------
Kapadias is a foreign person within the meaning of Section 1445(b)(2) of the Code.

          3.22  Books and Records  .  The books and records of each of the
                -----------------
Companies are complete and correct in all material respects, have been maintained in accordance with GAAP consistently applied and in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of each of the Companies set forth in the Financial Statements. True and complete copies of all of such books and records have been made available for inspection by the Purchaser and its representatives.

          3.23  Litigation; Disputes  .  There are no claims, disputes, actions,
                --------------------
suits, investigations or proceedings pending or, to the knowledge of either of the Companies or the Shareholder, threatened against or affecting either of the Companies, the Business, any of the Real Property or any of the other properties or assets of either of the Companies, or in respect of any Environmental Claim. None of the matters set forth on the Disclosure Schedule could (individually or in the aggregate), if adversely determined against either of the Companies, have a Material Adverse Effect. To the knowledge of either of the Companies and the Shareholder, there is no reasonable basis for any such claim, dispute, action, suit, investigation or proceeding. Neither of the Companies is in default in respect of any judgment, order, writ, injunction or decree of any Governmental Authority.

          3.24  Insider Interests; Intercompany Transactions  .  No present or
                --------------------------------------------
former stockholder, partner, principal, officer, director, employee or Affiliate of either of the Companies or any immediate or other family member of any such person or any person, corporation, partnership, trust or other entity in which any such person is an officer, director, principal, partner or stockholder (a) is presently a party to any transaction or arrangement with either of the Companies, (b) owns any interest in any of the assets or properties of either of the Companies, (c) owns any interest in, controls or is an employee, officer, director or agent of, or consultant to any other entity which is a competitor, supplier, customer, vendor, landlord or tenant of either of the Companies or (d) is indebted or liable to, owns any interest in, or owns, holds or has guaranteed any obligation or debt of either of the Companies.

          3.25  Year 2000 Compliance  .  Each of the Companies has conducted a
                --------------------
review and assessment of its computer hardware and software and has implemented a program to analyze and address the risk that its respective computer hardware and software may be unable to recognize and properly execute data-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"); and each of the Companies' computer hardware and software are and will be able to process all date information prior to and after December 31, 1999, without any errors, aborts, delays or other interruptions in operations associated with the Year 2000 Problem.

          3.26  Disclosure .  No representation or warranty made under this
                ----------
Agreement (including the Exhibits and the Disclosure Schedule) or any certificate or other document delivered by either of the Companies or the Shareholder or any representative thereof pursuant hereto, and none of the information furnished by either of the Companies or the Shareholder set forth herein, including the Exhibits or Schedules hereto, or in any document delivered by either of the Companies, the Shareholder or any representative thereof to the Purchaser or any representative of the Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          3.27  Use of Names.  To the knowledge of each of the Companies and
                ------------
the Shareholder, there are no other persons or businesses having the right to use or using the name "NASCO Supply" or any variants thereof or any other tradename, trademark or service mark under which either of the Companies currently conducts the Business and no person or business has ever attempted to restrain either of the Companies from using such name or any variants thereof.

          3.28  Accounts Payable; Indebtedness, Etc.  Since December 31, 1998,
                -----------------------------------
the accounts and notes payable and accrued expenses of each of the Companies have been paid when due and otherwise in the ordinary course of business and in a manner consistent with past practice.

          3.29  Location of Business and Assets.  Set forth on the Disclosure
                -------------------------------
Schedule is each location (specifying state, county and city) where each of the Companies (a) has a place of business, (b) owns or leases real property or (c) owns, leases or stores any other property, including inventory, equipment and furniture.

                                  SECTION IV.
                                  ----------


                          REPRESENTATIONS, WARRANTIES
                      OF THE SHAREHOLDER AND THE KAPADIAS
                     ------------------------------------

          Except as set forth on the Disclosure Schedule attached hereto and made a part hereof, each of the Kapadias and the Shareholder, jointly and severally, hereby represent and warrant to each of the Purchaser and the Issuer, as of the date hereof that:

          4.01  Authority.  Each of the Kapadias and the Shareholder has all
                ---------
necessary power, authority and legal right to execute and deliver this Agreement and each other instrument or document required to be executed and delivered by either of the Kapadias or the Shareholder pursuant hereto and to perform their respective covenants and agreements hereunder and thereunder, and this Agreement and each other instrument or document required to be executed and delivered by either of the Kapadias or the Shareholder pursuant hereto constitutes a valid and legally binding obligation of either of the Kapadias or the Shareholder, enforceable against either of the Kapadias or the Shareholder in accordance with its terms.

          4.02  Ownership of Shares.  The Shareholder owns all of the Shares,
                -------------------
which Shares represent all of the issued and outstanding shares of capital stock of each of the Companies, free and clear of all Liens (including without limitation any restriction on the right to vote, sell or otherwise dispose of the Shares), and the Shareholder has the unrestricted right to transfer the Shares to the Purchaser and, upon transfer of such Shares to the Purchaser hereunder, the Purchaser will acquire good, valid and marketable title to such Shares, free and clear of all Liens.

          4.03  No Legal Bar; Conflicts  .  Neither the execution and delivery
                -----------------------
of this Agreement or any other instrument or document required to be executed and delivered by either of the Kapadias or the Shareholder pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or other Governmental Authority or other Permit, or conflicts with or will result in any breach or modification of any of the terms of or constitute a default under or result in the termination of or the creation of any Lien, acceleration right or other right pursuant to the terms of or will in any way affect the continuation, validity or effectiveness of any contract or agreement to which either of the Kapadias or the Shareholder is a party or by which either of the Kapadias or the Shareholder or any of their respective assets or properties is bound or any Permit. No consents, approvals or authorizations of, or filings with, any Governmental Authority or any other person or entity are required in connection with the execution and delivery of this Agreement or any other instrument or document required to be executed and delivered by either of the Kapadias or the Shareholder pursuant hereto, or the consummation of the transactions contemplated hereby or thereby.

          4.04  Investment.
                ----------

          (a) Each of the Shareholder and the Kapadias has had access to the Issuer's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and the Issuer's 1999 Proxy Statement (collectively, the "SEC Documents") and such other information relating to the business and affairs of the Issuer which the either of the Kapadias or the Shareholder has reasonably requested, and all additional information which either of the Kapadias or the Shareholder has considered necessary to verify the accuracy of the information so received.
Such person has had the opportunity to ask questions of and receive answers from the Issuer concerning the business and condition (financial and other) of the Issuer and concerning the terms and conditions of the transactions contemplated by this Agreement.

          (b) Each of the Shareholder and the Kapadias understands and agrees that the Issuer shall issue and deliver to the Shareholder the Purchase Price Common Stock to be delivered pursuant to this Agreement in one or more transactions exempt from the registration requirements of the Securities Act; that for such purpose the Purchaser and the Issuer will rely upon the representations and warranties contained in this Section 4.04; and that such exception from registration may not be available unless such representations and warranties are correct. The Shareholder is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

          (c) Each of the Shareholder and the Kapadias understands and agrees that, under existing rules of the Commission, a holder of the Purchase Price Common Stock may be unable to sell its shares of Common Stock, except to the extent that its shares of Common Stock may be sold (i) pursuant to an effective registration statement covering such shares pursuant to the Securities Act, (ii) in transactions exempt from the registration requirements of the Securities

                                                                              23
Act or (iii) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144").

          (d) Each of the Shareholder and the Kapadias is familiar with the provisions of Rule 144 under the Securities Act and the limitations upon the availability and applicability of such rule.

          (e) Each of the Shareholder and the Kapadias is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as shares of Common Stock and each of the Kapadias' and the Shareholder's financial position is such that each of the Kapadias and the Shareholder can afford to retain any such shares of Common Stock for an indefinite period of time without realizing any direct or indirect cash return on the investment.

          (f) The Shareholder intends to acquire the shares of Common Stock payable pursuant to 2.01 hereof or issuable upon conversion of the Note for the Shareholder's own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                                  SECTION V.
                                  ---------

                          REPRESENTATIONS, WARRANTIES
                        OF THE PURCHASER AND THE ISSUER
                        -------------------------------

          The Purchaser and the Issuer, jointly and severally, hereby represent and warrant to each of the Companies and the Shareholder, as of the date hereof that:

          5.01  Organization.  The Purchaser is a corporation duly organized,
                ------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to purchase the Shares. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to issue the Purchase Price Common Stock.

          5.02  Authority.  The execution and delivery of this Agreement by
                ---------
the Purchaser and the Issuer, the performance by each of the Purchaser and the Issuer of its respective covenants and agreements hereunder and the consummation by the Purchaser and the Issuer of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally binding obligation of each of the Purchaser and the Issuer, enforceable against each of the Purchaser and the Issuer in accordance with its terms.

          5.03  No Legal Bar; Conflicts.  Neither the execution and delivery
                -----------------------
of this Agreement by the Purchaser or the Issuer, nor the consummation of the transactions contemplated hereby by the Purchaser or the Issuer, violates or will violate any provision of the certificate of incorporation or by-laws of the Purchaser or the Issuer, respectively, or any statute, ordinance, regulation, order, judgment or decree of any court or other Governmental Authority, or conflicts with or will conflict with or results in or will result in any breach or modification of any of the terms of or constitutes or will constitute a default under or results in or will result in

                                                                              24
the termination of or the creation of any Lien pursuant to the terms of or will in any way affect the continuation, validity or effectiveness of any contract or agreement to which either of the Purchaser or the Issuer is a party or by which either of the Purchaser or the Issuer or any of their respective assets is bound.

          5.04  SEC Documents.  Each of the SEC Documents did not, at the time
                -------------
each such document was filed with the Commission, and does not as of the date hereof, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  SECTION VI.
                                  ----------

                         COVENANTS OF THE SHAREHOLDER,
           THE COMPANIES, THE KAPADIAS, THE PURCHASER AND THE ISSUER
           ---------------------------------------------------------


          6.01  Publicity.  Prior to the Closing and except as otherwise
                ---------
required by applicable law, each of the Companies, each of the Kapadias, and the Shareholder, on the one hand, and the Purchaser and the Issuer, on the other hand, covenant and agree that any and all publicity (whether written or oral) and notices to third parties concerning the sale of the Shares and other transactions contemplated by this Agreement shall be subject to the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed.

          6.02  Encumbrances.  The Shareholder covenants and agrees to cause,
                ------------
on or prior to the Closing, any and all mortgages, security interests, pledges or similar encumbrances of any kind whatsoever which affect the assets or properties of either of the Companies or the Business (other than leases, but including without limitation those which affect the Real Property, but excluding Permitted Liens) to be released, discharged and terminated in full to the Purchaser's satisfaction; provided, however that the Purchaser and the Issuer shall have satisfied their obligations under Section 1.02 hereof.

          6.03  Confidential Information.  Each of the Kapadias and the
                ------------------------
Shareholder acknowledges that after the Closing the Purchaser and each of the Companies could be irreparably damaged if either of the Kapadias' or the Shareholder's confidential knowledge of each of the Companies or the Business were disclosed to or utilized on behalf of any person, firm, corporation or other business entity other than the Purchaser or its Affiliates, and each of the Kapadias and the Shareholder covenants and agrees that no such person will, following the Closing Date, other than in the furtherance of the business of the Purchaser and the Companies, without the prior written consent of the Purchaser, disclose (or permit to be disclosed) or use in any way any such confidential information, unless (i) compelled to disclose such confidential information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, (ii) such confidential information is available to the public through no fault of such Shareholder or (iii) such confidential information becomes available to such person from a third party who is under no confidential or fiduciary obligation to the Purchaser or either of the Companies with respect to such confidential information.

          6.04  Brokers and Finders.  (a)  Neither the Purchaser nor the
                -------------------
Issuer shall have any obligation to pay any brokerage, finders of similar fees or other similar compensation to any

                                                                              25
person, firm, corporation or other entity dealt with by either of the Kapadias, the Shareholder or either of the Companies in connection with this Agreement and the transactions contemplated hereby, the fees, expenses and other amounts owing in connection therewith will be the sole responsibility of the Kapadias and the Shareholder, and the Kapadias and the Shareholder hereby agree to indemnify and save the Purchaser Indemnified Parties and each of the Companies harmless from any and all Damages arising from any claim for any such fee or other compensation.

          (b) The Kapadias and the Shareholder shall not have any obligation to pay any brokerage, finders or similar fees or other compensation to any person, firm, corporation or other entity dealt with by the Purchaser or the Issuer in connection with this Agreement and the transactions contemplated hereby, and each of the Purchaser and the Issuer hereby agrees to indemnify and save the Kapadias and the Shareholder harmless from any and all Damages arising from any claim for any such fee or other compensation.

          6.05  Cash Management.  The Kapadias and the Shareholder shall cause
                ---------------
the checking and all other bank accounts of each of the Companies to maintain on deposit sufficient amounts following the Closing Date to pay in full all checks and drafts of each of the Companies drawn on or prior to the Closing Date.

          6.06  Acquisition Proposals.  (a) Each of the Companies, the
                ---------------------
Kapadias and the Shareholder covenant and agree that, from and after the date of this Agreement and until the earlier to occur of the termination of the Agreement or the Closing, none of them shall directly or indirectly (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal or
(ii) engage in negotiations with, or disclose any nonpublic information relating to either of the Companies or the Business or afford access to the properties, books or records of either of the Companies or the Business to any person or entity that may be considering making, or has made, a Company Acquisition Proposal. Each of the Companies, the Kapadias or the Shareholder, as the case may be, shall promptly notify the Purchaser after receipt of a Company Acquisition Proposal or any indication that any person or entity is considering making a Company Acquisition Proposal or any request for nonpublic information relating to either of the Companies or the Business or for access to the properties, books or records of either of the Companies or the Business by any person or entity that may be considering making, or has made, a Company Acquisition Proposal.

          (b) The Issuer and the Purchaser covenant and agree that, from and after the date of this Agreement and until the earlier to occur of the termination of this Agreement or the Closing, neither they nor any subsidiary or representative of either will, directly or indirectly, initiate any proposal or make any offer, or enter into any agreement or understanding (written or oral), concerning the purchase (whether by merger, purchase of capital stock or purchase of businesses and/or assets) by either of them of another entity (other than the Companies) or negotiate or enter into or entertain discussions with any person or entity (other than the Companies, the Shareholder and the Kapadias) concerning any such purchase.

          6.07  HSR Act Filing.  The parties hereto recognize that a pre-
                --------------
merger notification must be filed with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the HSR Act and each of the Companies and the Shareholder, on the one hand, and the Purchaser, on the other hand, hereby agree to cooperate fully with each other to supply and file the required documentation. The parties hereto agree that, promptly following the execution of this Agreement by all parties (but in no event later than five (5) business days following such execution), the Issuer and each of the Companies will prepare and file with the FTC and the DOJ all required documents under the HSR Act, including a complete notification and report form, will seek early termination of the HSR Act waiting period in connection with such filing, will fully cooperate with each other in connection with the preparation and filing of such documents, and will use their respective best efforts to promptly comply with all formal or informal requests for additional information by the FTC or the DOJ in respect of such filing.

          6.08  Correspondence.  Each of the Kapadias and the Shareholder
                --------------
covenant and agree that, subsequent to the Closing, such person will deliver to the Purchaser, promptly after the receipt thereof, all inquiries, correspondence and other materials and items received by such person (other than in M. Kapadia's capacity as an officer of the Companies) from any person or entity relating to either of the Companies or to the operation of the Business or to any of the assets or properties of either of the Companies.

                                 SECTION VII.
                                 -----------

                   CONDUCT OF THE COMPANIES PRIOR TO CLOSING
                   -----------------------------------------

          Each of the Companies, each of the Kapadias and the Shareholder hereby covenant and agree with the Purchaser and the Issuer that, from and after the date of execution of this Agreement and until the Closing:

          7.01  Operation of the Business.  Each of the Companies shall at all
                -------------------------
times operate the Business in the ordinary course of business and in a manner consistent with prior practices and in accordance with the other provisions of this Section VII, unless otherwise agreed by the Purchaser in writing.

          7.02  Capital Stock, Etc.  Neither of the Companies nor the
                ------------------
Shareholder will, directly or indirectly, (a) issue, sell, pledge, dispose of, encumber, purchase, acquire, assign or transfer, the Shares (or any of them) or any other stock of any class of either of the Companies or any options, warrants, securities or rights of any kind, convertible into or exercisable or exchangeable for the Shares (or any of them) or other shares of stock of any class of either of the Companies or any other entity, (b) declare or pay any dividend or make any other distribution of any kind in respect of its capital stock (whether in cash, property or otherwise), other than the distribution to the Shareholder of KEI's undistributed net profit for periods prior to the date of the Closing and other than the distribution to the Shareholder of the Building or (c) agree to do any of the foregoing. Neither of the Companies will amend, modify or change its respective articles of incorporation or by-laws, or merge or consolidate with or into any other corporation or other entity, or agree to do any of the foregoing.

          7.03  Changes; Contracts; Claims.  Neither of the Companies shall
                --------------------------
make any material change with regard to either of the Companies (other than the distribution to the Shareholder of the Building), the Business or the terms of any Contract, as the case may be, or fail to perform any of its obligations with respect thereto. Neither of the Companies shall enter into any contract or agreement requiring the payment by either of the Companies of $25,000 or more individually or $50,000 or more in the aggregate, other than in the ordinary course of business, without the prior written consent of the Purchaser which consent shall not be unreasonably withheld or delayed. Neither of the Companies shall waive, cancel, sell or otherwise dispose of for less than the fair value thereof any claim or right either of the Companies has against others.

          7.04  Preservation of Organization, Employees and Business
                ----------------------------------------------------
Relationships.  Each of the Companies will use its respective best efforts to
-------------
(a) preserve the present business organization of each of the Companies intact;
(b) preserve each of the Companies' respective goodwill; (c) keep available the services of the present employees of each of the Companies; and (d) preserve present relationships with entities or persons having commercial dealings with either of the Companies.

          7.05  Notice of Adverse Developments; Litigation.  Each of the
                ------------------------------------------
Companies, each of the Kapadias and the Shareholder will promptly, upon becoming aware thereof, notify the Purchaser of (a) any material problems or material adverse developments with respect to either of the Companies or the Business, or (b) any litigation, arbitration or governmental or administrative proceeding pending or overtly threatened against either of the Companies or the Business, or in respect of this Agreement or the consummation of the transactions contemplated hereby.

          7.06  Payment of Taxes.  Each of the Companies shall file on a
                ----------------
timely basis (including under applicable extensions) all Tax Returns required to be filed by it and pay all Taxes due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon).

          7.07  Documents, Etc.  Each of the Companies, each of the Kapadias
                --------------
and the Shareholder will furnish and make available to the Purchaser, its counsel, accountants and authorized representatives, such financial, legal and other documents, records and information relating to either of the Companies or the Business, and shall grant complete access to the Purchaser and its representatives to all of the assets and properties of either of the Companies and to its personnel as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

          7.08  No Loans, Advances, Etc.  Neither of the Companies shall make
                -----------------------
or incur any lease, new debt for borrowed money, loans or Lien or otherwise encumber any of the assets or properties owned or used by either of the Companies, or make any bonus or similar payments, distributions, loans or advances to any officer, employee, director or shareholder (or any related parties or other Affiliates thereof) of either of the Companies, other than (i) the distribution to the Shareholder of KEI's undistributed net profit for periods prior to the Closing Date, (ii) borrowings under KEI's bank credit facility to fund the distribution contemplated by clause (i) above, (iii) the Transfer of the Building, (iv) the payment of bonuses to employees or other persons of KEI in an amount not to exceed $570,000 in the aggregate and to the extent accrued on KEI's income statement for its 1998 fiscal year, (v) bonuses paid to either of the Kapadias as officers of KEI, and (vi) other normal and necessary transactions in the ordinary course of business of either of the Companies.

          7.09  Books and Records and Interim Financial Statements.  Each of
                --------------------------------------------------
the Companies will maintain its respective books and records in accordance with GAAP, on a basis consistent with past practice, and each of the Companies will furnish to the Purchaser, for each calendar month from and after December 31, 1998, financial statements of each of the Companies, including, without limitation, a statement of operations and a balance sheet, all prepared in accordance with GAAP but without footnotes, within twenty (20) days of the end of each calendar month (commencing with January 1999) ending prior to the Closing Date, and each certified by the Chief Financial Officer or President of each of the Companies as being a true and accurate representation of the financial condition and results of operations of each of the Companies as of their respective dates.

          7.10  Compliance with Laws.  Each of the Companies shall use its
                --------------------
respective best efforts to comply in all material respects with all laws, rules and regulations applicable to either of the Companies and the conduct of the Business.

          7.11  Sale of Assets.  Neither of the Companies will (a) sell, lease
                --------------
or dispose of any of the assets or properties owned or used by either of the Companies, other than the disposition of assets which are not material (individually or in the aggregate) to the Business in the ordinary course of business consistent with past practice and other than the distribution to the Shareholder of KEI's undistributed net profit for periods prior the Closing Date and other than the Transfer of the Building or (b) fail to maintain the assets and properties of either of the Companies in good condition and repair, normal wear and tear excepted.

          7.12  Discharge of Obligations.  Each of the Companies shall (i)
                ------------------------
maintain its respective accounts payable and accrued expenses on a reasonably current basis and (ii) make payments on all normal and recurring installments of debt, leases, contractual obligations and other amounts due third parties, if any, as they become due.

          7.13  Revenues; Accounts Receivable; Inventory.  Each of the
                ----------------------------------------
Companies shall not affect any material change in methods or procedures for billing, collection or recording of customer accounts receivable or reserves for doubtful accounts. Each of the Companies shall maintain such levels of Inventory as are necessary and sufficient to operate the Business in the ordinary course.

          7.14  Facilities.  Each of the Companies shall, taking into account
                ----------
the fact that the Companies are presently undertaking an upgrade of their respective management information systems, maintain and service facilities in accordance with normal policies, and any repairs, maintenance and improvements to such facilities will be made as necessary in the normal course of business.

          7.15  Cooperation.  Each of the Companies, each of the Kapadias and
                -----------
the Shareholder shall cooperate fully with the Purchaser and use their respective best efforts to obtain all consents and approvals necessary for the sale of the Shares and the consummation of the transactions contemplated hereby, including the furnishing of all financial and other information reasonably required by the person or entity whose consent or approval is being sought.

                                 SECTION VIII.
                                 ------------


                                    CLOSING
                                    -------

          8.01  Time and Place of Closing.  The closing of the purchase and
                -------------------------
sale of the Shares (the "Closing") shall be held at 10:00 A.M. at the offices of Haythe & Curley, 237 Park Avenue, New York, New York within five (5) business days after the conditions precedent set forth in Sections IX and X hereof have been satisfied or waived, or, in any event, at such other time, date and place as the parties shall mutually agree (the "Closing Date").

          8.02  Termination.  This Agreement may be terminated, and the
                -----------
transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by written agreement of the Shareholder and the Purchaser;

          (b) at any time before the Closing, by either the Purchaser or the Shareholder, in writing, in the event that there exists any order, decree, determination or ruling of any Governmental Authority which would cause or construe the consummation of the transactions contemplated by this Agreement to be in violation of any applicable law, or which otherwise restrains, enjoins or prohibits such consummation;

          (c) without limiting any other right or remedy hereunder or otherwise, at any time before the Closing, by either the Purchaser, on the one hand, or the Shareholder, on the other hand, in writing, without liability to the terminating party on account of such termination, if such terminating party (and, in the case of the Shareholder, the Shareholder, each of the Kapadias and each of the Companies), as the case may be, is not then in material breach of this Agreement and (i) the other party (and in the case of the Shareholder, each of the Kapadias, each of the Companies or the Shareholder), as the case may be, shall fail to timely perform in any material respect any of such person's covenants or agreements contained herein required to be performed prior to the Closing Date or (ii) any of the representations or warranties of the other party(s), contained herein shall not have been true and correct in all material respects on the date such representation or warranty was made or deemed made hereunder; or

          (d) the Shareholder or the Purchaser may terminate this Agreement at any time after April 30, 1999 and prior to the Closing, effective upon giving written notice to the other parties, provided the failure to consummate the Closing by such date was not caused by the party giving such notice (and in the case of the Shareholder, such failure was not caused by either of the Companies, either of the Kapadias or the Shareholder).

          8.03  Effect on Obligations.  Termination of this Agreement pursuant
                ---------------------
to Section 8.02 shall terminate all obligations of the parties to each other hereunder, except for the obligations under Sections 6.04 and 13.05 and, provided, however, that, notwithstanding the foregoing, the termination of this Agreement pursuant to clauses (c) or (d) of Section 8.02 shall not relieve any party of any liability with respect to any breach of any representation, warranty, covenant or agreement herein by such party, or limit or preclude any remedy any party may have against such breaching party with respect to any such breach.

          8.04  Return of Documentation.  Following a termination in
                -----------------------
accordance with Section 8.02, the Purchaser shall use its best efforts to return all agreements, documents, contracts, instruments and other books and records of either of the Companies provided by the Companies to the Purchaser or any representatives of the Purchaser in connection with the transactions contemplated by this Agreement, and the Shareholder shall use its best efforts to and shall cause each of the Companies to use their respective best efforts to return all agreements, documents, contracts, instruments and other books and records of the Purchaser provided by the Purchaser or any representative of the Purchaser in connection with the transactions contemplated by this Agreement.

          8.05  Delivery of Shares.  Delivery of the Shares shall be made by
                ------------------
the Shareholder to the Purchaser at the Closing by delivering one or more original certificates in negotiable form, representing the Shares. Each such certificate evidencing the Shares shall be duly endorsed in blank, or be accompanied by stock transfer powers duly executed in blank, and shall be accompanied by all requisite documentary or stock transfer taxes affixed thereto and cancelled.

                                  SECTION IX.
                                  ----------

            CONDITIONS TO THE SHAREHOLDER'S OBLIGATION TO CLOSE   '
            ---------------------------------------------------

          The obligations of the Shareholder to sell the Shares and for it to otherwise consummate the transactions contemplated by this Agreement at the Closing are subject to the following conditions precedent, any or all of which may be waived by the Shareholder in its sole discretion, and each of which the Purchaser hereby agrees to use its best efforts to satisfy at or prior to the
Closing:

          9.01  No Litigation.  No action, suit or proceeding against either
                -------------
of the Companies, the Business, either of the Kapadias or the Shareholder relating to the consummation of any of the transactions contemplated by this Agreement including, without limitation any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

          9.02  Representations, Warranties and Covenants.  The
                -----------------------------------------
representations and warranties made by the Purchaser or the Issuer herein shall be true and correct as of the date hereof and as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and on the date of the Closing, each of the Purchaser and the Issuer shall deliver to the Shareholder a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser or the Issuer on or before the date of the Closing shall have been duly complied with and performed, and on the date of the Closing, the Purchaser shall deliver to the Shareholder a certificate dated the date of the Closing to such effect.

          9.03  Other Certificates.  The Companies and the Shareholder shall
                ------------------
have received such other certificates (including good standing certificates and certified copies of its articles of incorporation and by-laws), instruments and other documents, in form and substance satisfactory to each of the Companies and the Shareholder and their counsel, as they shall have reasonably requested in connection with the transactions contemplated hereby.

          9.04  Opinion of the Purchaser's and the Issuer's Counsel.  The
                ---------------------------------------------------
Shareholder shall have received an opinion of Haythe & Curley, counsel for the Purchaser and the Issuer, in each case delivered to the Shareholder pursuant to the instructions of each of the Purchaser and the Issuer, dated the date of the Closing, in form and substance satisfactory to the Shareholder and its counsel.

          9.05  Employment Agreement.  The Kapadia Employment Agreement,
                --------------------
substantially in the form of Exhibit A hereto, shall have been entered into between M. Kapadia and the Issuer.

          9.06  Hart-Scott-Rodino.  All waiting periods applicable to the
                -----------------
transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

          9.07  Pay-Off of Funded Indebtedness.  All of the Funded
                ------------------------------
Indebtedness shall have been paid in full, all mortgages, security interests and other Liens securing or otherwise arising under or relating to such Funded Indebtedness shall have been released, discharged and terminated in full, in each case in form and substance satisfactory to the Shareholder and its counsel, and all capital stock, assets, property or other collateral of any kind held by any Funded Indebtedness Holder, escrow agent or other person as security for such Funded Indebtedness shall have been delivered to the Companies, the Purchaser or its designees. Any and all personal guarantees by either of the Kapadias to guaranty all or any portion of the Funded Indebtedness shall have been released, discharged and terminated in full, in each case in form and substance satisfactory to each of the Kapadias and their counsel.

                                  SECTION X.
                                  ---------

             CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE   '
             -------------------------------------------------

          The obligation of the Purchaser to purchase the Shares and otherwise consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Purchaser and the Issuer in their sole discretion, and each of which each of the Companies, the Kapadias and the Shareholder hereby agree to use their respective best efforts to satisfy at or prior to the Closing:

          10.01  No Litigation . No action, suit or proceeding against either of
                 -------------
the Companies, the Business, either of the Kapadias, the Shareholder, the Purchaser or the Issuer relating to the consummation of any of the transactions contemplated by this Agreement shall be pending or threatened.

          10.02 Representations, . The representations and warranties made by each of the Companies, the Kapadias and Warranties and Covenants the Shareholder herein shall be true and correct at and as of the date hereof and as of the date of the Closing with the same force and effect as though such representations and warranties had been made at and as of the date of the Closing, and on the date of the Closing, each of the Companies, the Kapadias and the Shareholder shall deliver to the Purchaser and the Issuer a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by each of the Companies, the Kapadias and the Shareholder on or before the date of the Closing shall have been duly complied with and performed, and on the date of the Closing, each of the Companies, the Kapadias and the Shareholder shall deliver to the Purchaser a certificate dated the date of the Closing to such effect.

          10.03  Other Certificates.  The Purchaser and the Issuer shall have
                 ------------------
received such other certificates (including good standing certificates and certified copies of its articles of incorporation and by-laws), instruments and other documents, in form and substance satisfactory to the Purchaser and the Issuer and counsel for the Purchaser and the Issuer, as either the Purchaser or the Issuer shall have reasonably requested in connection with the transactions contemplated hereby.

          10.04  Opinions of the Companies.  The Purchaser and the Issuer shall
                 -------------------------
have received an opinion of (i) Goldfarb, and the Shareholder's Sturman & Averbach, counsel for KEI and the Shareholder and (ii) McBride Wallace Counsels Laurent & Cord counsel for MCSI, in each case delivered to the Purchaser and the Issuer pursuant to the instructions of each of the Companies and the Shareholder, dated the date of the Closing, in form and substance satisfactory to the Purchaser, the Issuer and their counsel.


          10.05  Environmental.  The Purchaser shall have obtained, to its sole
                 -------------
satisfaction, satisfactory Phase I, Phase II and other environmental studies.

          10.06  Sale of All the Shares. All the Shares, shall be sold and
                 ----------------------
delivered to the Purchaser (or its designee) at the Closing free and clear of all Liens.

          10.07  Resignations.  Each of the Companies shall have delivered to
                 ------------
the Purchaser resignations of all the officers and directors of each of the Companies, such resignations to be effective as of the Closing.

          10.08  Consents.  The Purchaser and the Issuer shall have received
                 --------
evidence satisfactory to the Purchaser and the Issuer of receipt by each of the Companies and the Shareholder of the consents of third parties as set forth on the Disclosure Schedule, in each case which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser, the Issuer, either of the Companies or the Business and shall be in form and substance satisfactory to the Purchaser and the Issuer. In addition, the Purchaser and the Issuer shall have obtained all corporate (including the Issuer's Board of Director approval) and all third party consents, including consents of lenders and amendments to existing loan and credit documentation, approvals or authorizations, if any, necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          10.09  Transfer of Building.  Prior to the Closing, the Shareholder
                 --------------------
shall deliver to the Purchaser evidence, in form and substance satisfactory to the Purchaser, that the Building and

                                                                              33
                all associated indebtedness has been transferred to the Shareholder, the Kapadias or an Affiliate of the Kapadias (the "Transfer").

          10.10  Employment Agreements.  The Kapadia Employment Agreement,
                 ---------------------
substantially in the form of Exhibit A hereto, shall have been entered into between M. Kapadia and the Issuer. In addition, the Purchaser or its designee shall have entered into employment and other arrangements satisfactory to it with sales and other personnel employed by or rendering services to the Companies, including, without limitation, the Companies' head of sales and the head of MCSI's operations.

          10.11  Financing.  On or prior to the Closing, the Purchaser shall
                 ---------
have obtained financing in amounts and upon terms and rates acceptable to the Purchaser in its sole discretion to enable the Purchaser to consummate the transactions contemplated by this Agreement.

          10.12  No Material Adverse Change.  Since December 31, 1998, there
                 --------------------------
shall not have been any material adverse or prospective material adverse change in the condition (financial or otherwise), results of operations, assets, properties, business or prospects of either of the Companies, except for (i) the Transfer of the Building and (ii) distributions and dividends permitted by
Section 7.08 hereof.

          10.13  Hart-Scott-Rodino.  All waiting periods applicable
                 -----------------
to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

          10.14  Regulation S-X and Adjusted EBITDA Cetificate.
                 ---------------------------------------------
The Purchaser and the Issuer shall have received (i) financial statements for such Adjusted EBITDA Certificate fiscal years of each of the Companies and in such form as may be required by Regulation S-X promulgated by the Commission under the Securities Act ("Regulation S-X"), audited by Carpenter Kuhen & Sprayberry or other independent certified public accountants (mutually agreed to by the parties hereto), accompanied by an unqualified opinion thereon from such accountants, (ii) confirmation that such audited financial statements have been, and the interim financial statements of each of the Companies covering the period since the end of each of the Companies' last fiscal year are, presented in conformity with the accounting rules of Regulation S-X and (iii) the Adjusted EBITDA Certificate.

          10.15  Pay-Off of Funded Indebtedness.  All of the Funded
                 ------------------------------
Indebtedness shall have been paid in full, all mortgages, security interests and other Liens securing or otherwise arising under or relating to such Funded Indebtedness shall have been released, discharged and terminated in full, in each case in form and substance satisfactory to the Purchaser and its counsel, and all capital stock, assets, property or other collateral of any kind held by any Funded Indebtedness Holder, escrow agent or other person as security for such Funded Indebtedness shall have been delivered to the Companies, the Purchaser or its designees.


                                  SECTION XI.
                                  -----------

                                INDEMNIFICATION
                                ---------------

          11.01  Indemnification by the Shareholder and the Kapadias.  From
                 ---------------------------------------------------
and after the Closing Date, the Shareholder and each of the Kapadias, jointly and severally, shall indemnify and hold harmless each of the Purchaser Indemnified Parties from and against any and all Damages which are sustained or incurred by any of the Purchaser Indemnified Parties in connection with or by reason of (a) the breach by either of the Companies, either of the Kapadias or the Shareholder of any of their respective covenants, agreements or obligations hereunder or under any of the other certificates, agreements or other documents delivered by any such person in connection herewith, (b) the breach or inaccuracy of any of the representations or warranties made by either of the Companies, either of the Kapadias or the Shareholder herein (including in any Exhibit or the Disclosure Schedule) or in any certificate, agreement or other document delivered pursuant hereto by either of the Companies, either of the Kapadias or the Shareholder or
(c) the matters, including any additional Taxes payable (except to the extent reserved on the Closing Balance Sheet), set forth in Section 3.11 paragraph 1 of the Disclosure Schedule.

          11.02  Indemnification by the Purchaser and the Issuer.  From and
                 -----------------------------------------------
after the Closing Date, the Purchaser and the Issuer, jointly and severally, shall indemnify and hold harmless each of the Shareholder Indemnified Parties from and against any and all Damages sustained or incurred by any of the Shareholder Indemnified Parties in connection with or by reason of (a) the breach by the Purchaser or the Issuer of any of their respective covenants, agreements or obligations hereunder or under any of the other certificates, agreements or other documents delivered by the Purchaser or the Issuer in connection herewith or (b) the breach or inaccuracy of any of the representations or warranties made by the Purchaser or the Issuer herein or in any certificate, agreement or other document delivered pursuant hereto by the Purchaser or the Issuer.

          11.03  Procedure for Indemnification.  (a)  In the event that any
                 -----------------------------
Shareholder Indemnified Party, on the one hand, or any Purchaser Indemnified Party, on the other hand, shall sustain or incur any Damages in respect of which indemnity may be sought by such party pursuant to this Section XI or any other provision of this Agreement (each, an "Indemnification Matter"), the party indemnified hereunder (the "Indemnitee") shall notify the party(s) providing indemnification (collectively, the "Indemnitor") by sending written notice to the Indemnitor (each, an "Indemnity Notice"). In the case of an Indemnification Matter involving a third-party claim, which, if successful, could result in an indemnity payment hereunder, an Indemnity Notice shall be given within 30 days after the discovery by an Indemnitee of the filing or assertion of any claim against the Indemnitee stating the nature and basis of such claim; provided, however, that any inadvertent delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the defense of such action is materially prejudiced or materially adversely affected by such delay or failure to notify.

          (b) In the case of third-party claims, the Indemnitee shall give the Indemnitor a reasonable opportunity (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee (provided such are pursued in a professional and diligent manner),
(ii) to take all other reasonable steps or proceedings to settle or defend any such claims, provided that the Indemnitor shall not settle any such claim which is solely for money damages without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, and shall not settle any other such third-party claim without the prior written consent of the Indemnitee (including, without limitation, if such claim seeks or such settlement imposes equitable remedies or injunctive relief on the Indemnitee), and (iii) to employ counsel designated by the Indemnitor and satisfactory to the

Indemnitee to contest any such claim or liability in the name of the Indemnitee or otherwise. The Indemnitor shall, within twenty (20) days of receipt of an Indemnity Notice of such claim (the "Indemnity Notice Period"), give written notice to the Indemnitee of its intention to assume the defense of such claim. If defendants in any action include any Indemnitee and any Indemnitor and any Indemnitee shall have been advised by its counsel that there may be legal defenses available to such Indemnitee which are different from or in addition to those available to any Indemnitor, or if a conflict of interest exists between any Indemnitee and any Indemnitor, then in either case, the Indemnitee shall have the right to employ its own counsel in such action, and, in such event (or in the event that the Indemnitor does not timely assume the defense within the Indemnity Notice Period as provided in the immediately succeeding sentence), the reasonable fees and expenses of the Indemnitee's counsel shall be borne by the Indemnitor and shall be paid by the Indemnitor from time to time within thirty
(30) days of receipt of appropriate invoices therefor. If the Indemnitor does not deliver to the Indemnitee within the Indemnity Notice Period written notice that the Indemnitor shall assume the defense of any such claim or litigation resulting therefrom pursuant to and in accordance with the provisions of this
Section XI, the Indemnitee may defend against any such claim or litigation in such manner as it may reasonably deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may reasonably deem appropriate, all at the expense of the Indemnitor. The costs and expenses of all proceedings, contests or lawsuits and all other Damages sustained or incurred with respect to such claims, proceedings or litigations shall be borne solely by the Indemnitor. In the event that the Indemnitor does timely assume the defense as provided above, the Indemnitee shall have the right to participate fully in such defense (including, without limitation, with counsel of its choice), at its sole expense (except as otherwise provided herein), and the Indemnitor shall reasonably cooperate with the Indemnitee in connection with such participation, and in all cases the Indemnitor shall keep the Indemnitee fully informed as to all matters concerning each third-party claim and shall promptly notify the Indemnitee in writing of any and all significant developments relating thereto. Within five (5) business days after the occurrence of a final order or other determination with respect to each third-party claim by any court, panel of arbitrator(s) or Governmental Authority having jurisdiction thereof, the Indemnitor shall pay the Indemnitee the amount of Damages sustained or incurred by the Indemnitee which have not theretofore been paid to the Indemnitee as provided above.

          (c) In the event that an Indemnification Matter does not involve a third-party claim, the Indemnitor shall within thirty (30) days after the date of an Indemnity Notice pay to the Indemnitee the amount of Damages payable pursuant to Section 11.01 or 11.02 hereof, as the case may be, and which are at the time sustained or incurred by the Indemnitee and shall thereafter pay any other Damages payable pursuant to Section 11.01 or 11.02 hereof, as the case may be, and related to the same Indemnity Notice on demand.

          11.04  Subrogation  .  Neither of the Shareholder nor either of the
                 -----------
Kapadias shall be subrogated to any or all rights of any Purchaser Indemnified Party(s) in respect of any customer of or supplier to either of the Companies with respect to any Damages for which the Purchaser Indemnified Party(s) has been indemnified by the Shareholder or the Kapadias hereunder (all of which rights of subrogation are expressly hereby irrevocably and unconditionally waived and released by the Kapadias and the Shareholder). Without limiting the generality of the foregoing, it is expressly understood and agreed that neither the Shareholder nor the Kapadias shall be entitled to any indemnification, right of contribution or other right of recovery from either of the

Companies in connection with any claim made by any Purchaser Indemnified Party(s) against the Shareholder or either of the Kapadias hereunder, all of which are hereby irrevocably and unconditionally waived and released by the Shareholder and each of the Kapadias. No Purchaser Indemnified Party shall be required to make any claim against any other person or entity or to take any other action in order to pursue any claim against the Shareholder or either of the Kapadias.

          11.05  Validity.  The indemnification agreements provided for in
                 --------
this Section XI shall apply notwithstanding any investigation made at any time by or on behalf of any party hereto.

          11.06  Time Periods for Representation and Warranty Indemnifications.
                 -------------------------------------------------------------
The representations and warranties contained in or made pursuant to this Agreement shall expire on the fourth anniversary of the Closing, provided that the representations and warranties contained in Sections 3.02, 3.11 and 4.01 hereunder shall survive for the applicable statute of limitations and the representations and warranties contained in Sections 3.04 and 4.02 and all covenants and agreements hereunder shall survive indefinitely, and provided further that if written notice is properly given under this Section XI with respect to any alleged breach or inaccuracy of a representation or warranty to which such party is entitled to be indemnified hereunder prior to the applicable expiration date, such representation or warranty shall continue indefinitely until the applicable claim is finally resolved.

          11.07  Indemnity Escrow; Offset  .  (a)  At the Closing, the
                 ------------------------
Purchaser, the Issuer, the Kapadias, the Shareholder and Goldfarb, Sturman & Averbach (the "Escrow Agent") will enter into an escrow agreement (the "Escrow Agreement"), in substantially the form of Exhibit C hereto. The Purchaser and the Issuer, on the one hand, and/or the Kapadias and the Shareholder, on the other hand, as applicable, shall deposit immediately available funds and/or shares of Common Stock (collectively, the "Indemnity Escrow Amount" and, together with all earnings, dividends or proceeds thereon, collectively, the "Indemnity Escrow Deposit") into separate escrow accounts (collectively, the "Escrow Account") in such amounts, if any, and at such times as provided in
Section 11.07(b) below. The Indemnity Escrow Deposit will be held, invested and disbursed as provided herein and in the Escrow Agreement.

          (b) The Purchaser and the Issuer shall have the right (but not the obligation, and such right shall not limit or affect any other right or remedy which it might have hereunder or otherwise), subject to the terms hereof, to satisfy any claims for Damages under Section XI of this Agreement or otherwise by offsetting amounts payable to the Shareholder under the Note by written notice to the Shareholder (each, an "Offset Notice") and/or by recourse to the Indemnity Escrow Deposit, if any, pursuant to and in accordance with the terms of this Agreement and the Escrow Agreement, only on the condition that (i) in the event that the Purchaser and the Issuer offset against interest payments under the Note, then the Purchaser and the Issuer will deposit into the Escrow Account by wire transfer of immediately available funds an amount equal to such offset within 10 Business Days after delivery of the Offset Notice (unless the Shareholder agrees in writing to such offset amount or any portion thereof on or prior to such 10th Business Day, in which event only the disputed portion shall be so deposited into escrow), which escrow amount will be held by the Escrow Agent until, and disposed of in accordance with, the final resolution of the claims giving rise to the interest payment and the Escrow Agreement, and (ii) in the event that the Note is outstanding on the fifth anniversary of the Closing Date, the Shareholder does not elect to convert the Note and there are unresolved offset claims against amounts under the Note as of such date, then the Purchaser and the Issuer will deposit into the Escrow Account on such date by wire transfer of immediately available funds an amount equal to the aggregate amount of such unresolved offset claims (excluding amounts previously funded pursuant to clause (i) above), which escrow amount will be held by the Escrow Agent until, and disposed of in accordance with, the final resolution of such unresolved claims and the Escrow Agreement, and the remaining balance of the Note, if any, shall be paid to the Shareholder on such date. It is understood and agreed that the rights of offset against the Note set forth in this Section 11.07(b) are the only rights of offset available to the Purchaser and the Issuer hereunder. In addition, as a condition to converting the Note into shares of Common Stock, the Shareholder shall deposit into the Escrow Account on the date of such conversion by wire transfer of immediately available funds the applicable amount set forth in the next sentence of this Section 11.07(b), all to satisfy any indemnity claims for Damages which any of the Purchaser Indemnified Parties may have against the Shareholder. The amount of the funding by the Shareholder pursuant to its election to convert the Note shall be (the "Conversion Amount"): $3,000,000 if the Note is converted on or before the second anniversary of the Closing Date, $2,000,000 if the Note is converted following the second anniversary of the Closing Date but on or before the third anniversary of the Closing Date and $1,000,000 if the Note is converted following the third anniversary of the Closing Date but on or before the fourth anniversary of the Closing Date; provided, however, in the event that the aggregate amount of Damages claimed, as of such conversion date, for all indemnity claims that have been made by the Purchaser Indemnified Parties and not finally resolved pursuant to this Agreement or previously funded into the Escrow Account exceed the applicable Conversion Amount (such excess, the "Excess Amount"), then the Issuer shall deposit into the Escrow Account (and not deliver to the Shareholder) a number of shares (the "Escrow Shares") of Common Stock (up to, but not to exceed the total number of shares issuable upon conversion of the
Note) equal to the Excess Amount divided by FMV as of the conversion date. On or prior to the date which is 5 Business Days after the fifth anniversary of the Closing Date, each of the Purchaser, the Issuer, the Kapadias and the Shareholder shall instruct the Escrow Agent to remit to the Shareholder from the Escrow Account an aggregate amount equal to (A) the sum of (x) the Conversion Amount, if any (payable in cash), and (y) the Escrow Shares, if any (payable in kind and valued at their FMV as of the fifth anniversary of the Closing Date) less (B) the aggregate amount of all Damages claimed by the Purchaser Indemnified Parties on or prior to such date and not finally resolved pursuant to this Agreement; provided, however, that such payments to the Shareholder shall first be made from the Escrow Shares, if any, and then from the Conversion Amount, if any. Notwithstanding any provision herein or in the Escrow Agreement to the contrary, upon the determination of any claims for Damages payable to the Purchaser Indemnified Parties hereunder, in the event that the Escrow Account contains cash and shares of Common Stock, such payments shall first be made from such cash until no cash remains in the Escrow Account and then from shares of Common Stock in the Escrow Account. In addition, to the extent that any shares of Common Stock have been deposited into the Escrow Account pursuant to this
Section 11.07, then any and all dividends or other proceeds relating thereto (including cash, stock or other property) shall be deposited into the Escrow Account and become part of the Indemnity Escrow Deposit.

          11.08  Limits on Indemnification  .  The Purchaser Indemnified
                 -------------------------
Parties, on the one hand, and the Shareholder Indemnified Parties, on the other hand, shall not be entitled to indemnification for Damages pursuant to this
Section XI, other than Damages arising from the inaccuracy of any of the representations and warranties contained in Sections 3.04 and 4.02 hereof (in which case the limits set forth in this Section 11.08 shall be inapplicable), unless and until the aggregate amount of Damages to which all Purchaser Indemnified Parties or the Shareholder Indemnified Parties, as the case may be, are entitled to indemnification under this Section XI exceeds $25,000, and then only for such excess amount, if any.

                                 SECTION XII.
                                 -----------


                         NON-COMPETITION AGREEMENT
                         -------------------------

          12.01  Solicitation of Employees.  Prior to the Closing Date,
                 -------------------------
neither of the Kapadias, the Shareholder (including the trust and the Kapadias, but not including any successor trustee of the Shareholder in such successor trustee's personal capacity) nor any of their Affiliates will, directly or indirectly, through any agent or otherwise, solicit the employment of any of the employees of either of the Companies, or discourage any such employees from remaining employed with either of the Companies after the Closing ; provided, however, that notwithstanding anything to the contrary contained in this Section 12.01, nothing contained in this Section 12.01 shall be deemed to limit or restrict the prerogative of either of the Companies (acting through their respective officers, including M. Kapadia) to terminate employees of either of the Companies in the ordinary course of business and consistent with past practice.

          12.02  Noncompetition.  In consideration of the Purchaser's and the
                 --------------
Issuer's covenants, agreements and payments contemplated hereby, and recognizing the interest of the Purchaser and the Issuer to protect, among other matters, the goodwill of the Companies and of the Business, each of the Kapadias and the Shareholder hereby covenant and agree, for the benefit of the Purchaser, the Issuer and their respective successors and assigns, that neither the Shareholder (including the trust and the Kapadias, but not including any successor trustee of the Shareholder in such successor trustee's personal capacity), neither of the Kapadias nor other Affiliates will, during the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date:

          (a) engage, directly or indirectly, whether as principal, consultant, manager, operator, employee, partner, agent, stockholder, limited partner or other investor or owner (other than an investment of not more than one percent (1%) of the stock or equity of any corporation (other than the Issuer or any successor thereto) the capital stock of which is listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market), in any activity or business venture which is in competition with either of the Companies or the Business as now conducted (or any component thereof); or

          (b) other than in the conduct of the Business for the benefit of the Purchaser Group, use, divulge or transfer to any person, partnership, corporation or other entity any trade secrets, customer lists or other confidential or proprietary information with respect to the Purchaser, either of the Companies or the Business, or any other member of the Purchaser Group; or

          (c) directly or indirectly, through any agent or otherwise, employ, solicit or entice or endeavor to solicit or entice the employment of any person who is or was during the past three (3) years an employee of the Purchaser Group at any time, either for its, his or her own account or for any individual, firm, corporation or other entity; or

          (d) directly or indirectly, through any agent or otherwise, solicit or entice or endeavor to solicit or entice away from either of the Companies any customer or supplier of any member of the Purchaser Group at any time, either for its, his or her own account or for any individual, firm, corporation or other entity.

                                 SECTION XIII.
                                 ------------

                                 MISCELLANEOUS
                                 -------------

          13.01  Notices.  All notices, requests or instructions hereunder
                 -------
shall be in writing and delivered personally, sent by telecopy, sent by Federal Express or other nationally recognized overnight carrier, or sent by registered or certified mail, postage prepaid, as follows:

               (1)  If to the Shareholder and/or the Kapadias after the Closing:

                    c/o Mr. Madhukar Kapadia
                    11062 Winnetka Avenue
                    Chatsworth, California  91311
                    Telecopy No.:  (818) 890-6052

                    with copies to:

                    Goldfarb, Sturman & Averbach
                    15760 Ventura Boulevard, 19th floor
                    Los Angeles, California 91436
                    Attention: Zane S. Averbach, Esq.
                    Telecopy No.:  (818) 905-7173

               (2) If to the Companies, the Shareholder and/or the Kapadias prior to the Closing:

                     c/o Mr. Madhukar Kapadia
                     11062 Winnetka Avenue
                     Chatsworth, California 91311
                     Telecopy No.: (818) 890-6052
               with copies to:

                     Goldfarb, Sturman & Averbach
                     15760 Ventura Boulevard, 19th floor
                     Los Angeles, California 91436
                     Attention: Zane S. Averbach, Esq.
                     Telecopy No.:  (818) 905-7173

               (3) If to the Purchaser, the Issuer (whether before or after the Closing) or to the Companies (after the Closing):

                    Guest Supply, Inc.
                    4301 U.S. Highway One
                    Monmouth Junction, New Jersey 08852
                    Attention: President
                    Telecopy No.:  (609) 514-7377

                    with copies to:

                    Haythe & Curley
                    237 Park Avenue
                    New York, New York  10017
                    Attention:  Bradley P. Cost, Esq.
                    Telecopy No.:  (212) 682-0200

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, telecopied or by overnight courier, and three (3) business days after the date of mailing, if mailed by certified mail, return receipt requested.

          13.02  Survival of Representations.  Except as provided in Section
                 ---------------------------
11.06 hereof, each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto.

          13.03  Entire Agreement.  This Agreement (including Annex A, the
                 ----------------
Exhibits and Schedules hereto) and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, except for that certain Confidentiality Agreement dated September 15, 1998 between KEI and the Issuer ("Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect until the closing Date occurs, and no amendment or modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

          13.04  Further Assurances.  The Shareholder, each of the Kapadias
                 ------------------
and each of the Companies, on the one hand, and the Purchaser and the Issuer on the other hand, shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other to carry out and consummate, and otherwise give effect to, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Purchaser and the Issuer agrees to use its respective best efforts to satisfy the condition set forth in Section 10.11 hereof.

          13.05  Expenses.  Except as specifically set forth herein, each of
                 --------
the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby whether or not the Closing occurs; provided however that, without limiting

Section 2.02 hereof, the Companies may pay the expenses of the Shareholder in connection with this Agreement and the transactions contemplated hereby.

          13.06  Injunctive Relief. In the event of a breach or threatened
                 -----------------
breach by either the Shareholder or the Kapadias, on the one hand, of its respective obligations hereunder, or by either the Purchaser or the Issuer on the other hand, of its respective obligations hereunder, the parties hereto hereby consent and agree that the non-breaching party shall be entitled to an injunction or similar equitable relief restraining such breaching party from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the breaching party under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the exclusive jurisdiction of the Federal courts for the Southern District of California for any proceedings under this Section 13.06 or otherwise. The parties hereto further agree that the service of process or of any other papers upon such person by registered mail at their respective addresses set forth herein shall be deemed good, proper and effective service upon them. Nothing herein shall be construed as prohibiting the Purchaser or the Issuer, on the one hand, or the Shareholder or the Kapadias, on the other hand, from pursuing any other remedies at law or in equity which it or they may have.

          13.07  Invalidity.  Should any provision of this Agreement be held
                 ----------
by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          13.08  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the successors and permitted assigns of each of the Companies, the Shareholder, the Purchaser and the Issuer, respectively, and the legal representatives and heirs of each of the Kapadias. Prior to the Closing, the Purchaser's and the Issuer's rights or interests under this Agreement (but not their respective obligations) may be assigned to any member of the Purchaser Group, and after the Closing, the Purchaser's and the Issuer's rights or interest under this Agreement (but not their respective obligations) may be (a) assigned to any member of the Purchaser Group, (b) assigned in connection with a sale of all or substantially all of the assets of the Purchaser or the Issuer, or direct or indirect consolidated subsidiaries or (c) collaterally assigned to any bank(s) or other financial institution(s) which has extended credit to any member of the Purchaser Group. Except as set forth in Section 2.03(j) hereof, neither of the Kapadias nor the Shareholder may assign any of their respective rights, interests or obligations under this Agreement. Any attempted assignment in violation of this Section 13.08 shall be null and void. For purposes of this
Section 13.08, references to this Agreement shall not be deemed to include references to the Kapadia Employment Agreement, the Note or the Purchase Price Common Stock.

                                                                              42
          13.09  Governing Law.  The validity of this Agreement and of any of
                 -------------
its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of New Jersey, without regard to the conflicts of laws provisions thereof.

          13.10  Counterparts.  This Agreement may be executed in
                 ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          13.11  Knowledge.  Whenever used in this Agreement, the words "to
                 ---------
the knowledge of either of the Companies," "to the knowledge of the Shareholder" or similar words or phrases shall mean the knowledge or awareness of either of the Companies, either of the Kapadias or the Shareholder which either of the Companies, either of the Kapadias or the Shareholder would obtain in the exercise of reasonable diligence and after due injury, and shall include, without limitation, the knowledge of the officers and directors of each of the Companies, it being understood and agreed that such knowledge or awareness of either of the Companies on the one hand, either of the Kapadia, on the other hand, or the Shareholder, on the other hand, for purposes hereof, shall also be attributed to the other such parties.

          13.12  Interpretation.  The parties hereto agree that this Agreement
                 --------------
is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra
                                                               ------
proferentum.
-----------

          13.13  Gender and Number.  All pronouns used herein shall be deemed
                 -----------------
to refer to the masculine, feminine or neuter, singular or plural, as the identity or number of the person, persons, entity or entities may require.

          13.14  Joint and Several Obligations.  Except as expressly set
                 -----------------------------
forth herein, the Kapadias and the Shareholder shall be jointly and severally liable for all agreements, covenants and other obligations of the Kapadias, or either of them, and for all agreements, covenants and other obligations of the Shareholder, in any case, as set forth in or arising under this Agreement. In addition, the Issuer shall be jointly and severally liable for all agreements, covenants and other obligations of the Purchaser as set forth in or arising under this Agreement.

          13.15  Headings.  The headings to the Sections of this Agreement
                 --------
have been inserted solely for convenience of reference and shall not modify, define or limit the express provisions of this Agreement.

          13.16  Independence of Covenants and Representations and Warranties.
                 ------------------------------------------------------------
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The Exhibits and the Disclosure Schedule attached hereto are hereby made part of this Agreement in all respects. Section references in the Disclosure Schedule refer to the specific Section of the Agreement with respect to which the Companies, the Kapadias and the Shareholder are making a disclosure. A disclosure under one Section referenced in the Schedule relates only to the Section of the Agreement referenced, and not to any other Section of the Agreement, unless expressly so stated, or a cross-reference is made from one Section of the Schedule to another Section of the Schedule.


                               *       *       *

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                             COMPANIES:

                             KAPADIA ENTERPRISES, INC.

                             By:/s/ Madhukar Kapadia
                                --------------------
                                Name: Madhukar Kapadia
                                Title:President

                             MACDONALD CONTRACT SALES, INC.

                             By:/s/ Naina Kapadia
                                -----------------
                                Name: Naina Kapadia
                                Title:Vice President

                             SHAREHOLDER:


                                       /s/ Madhukar Kapadia
                                --------------------------------------
                                Madhukar Kapadia, as Trustee of The
                                Kapadia Family Trust



                                        /s/ Naina Kapadia
                                -----------------------------------
                                Naina Kapadia, as Trustee of The
                                Kapadia Family Trust

                             INDIVIDUALS:

                                       /s/ Madhukar Kapadia
                                -----------------------------------
                                        Madhukar Kapadia

                                      /s/ Naina Kapadia
                                -----------------------------------
                                        Naina Kapadia

                             PURCHASER:

                             BRECKENRIDGE - REMY CO.

                             By:/s/ Paul T. Xenis
                                -----------------
                                Name:  Paul T. Xenis
                                Title: Vice President

                             ISSUER:

                             GUEST SUPPLY, INC.

                             By:/s/ Paul T. Xenis
                                -----------------
                                Name:  Paul T. Xenis
                                Title: Vice President

                                                                         Annex A

                             Index of Definitions

     Certain Definitions. The following terms when used herein shall have the meanings assigned to them below (certain other terms are defined elsewhere in this Agreement):

     "Adjusted EBITDA" shall have the meaning set forth in the definition of "Adjusted EBITDA Certificate" below.

     "Adjusted EBITDA Certificate" shall mean a certificate signed by Carpenter Kuhen & Sprayberry and addressed to the Shareholder and the Purchaser setting forth the amount of the Companies' combined audited earnings before interest, income taxes, depreciation, amortization, and bonus or similar payments paid by either of the Companies (whether paid during or following the end of the fiscal year ended December 31, 1998) to either or both of the Kapadias or any of their Affiliates for or in respect of the fiscal year ended December 31, 1998 (as determined in accordance with GAAP, consistently applied and as computed from the audited statements of operations of the Companies delivered to the Purchaser and the Issuer pursuant to Section 10.14(i) and after elimination of inter-Company transactions (the "Adjusted EBITDA")).

     "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling (including but not limited to all directors, managers, partners and officers of such person), controlled by, or under direct or indirect common control with such person.

     "Annual Financial Statements" shall have the meaning set forth in Section 3.05(a) hereof.

     "Balance Sheet" shall have the meaning set forth in Section 3.05(a) hereof.

     "Balance Sheet Date" shall mean February 28, 1999.

     "Benefit Plans" shall have the meaning set forth in Section 3.15 hereof.

     "Building" shall mean that building and real property located at 12432 Foothill Blvd., Sylmar, California.

     "Business" shall have the meaning set forth in the recitals hereof.

     "Business Day" shall mean a day other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

     "Cash Purchase Price" shall have the meaning set forth in Section 2.01 hereof.

     "CERCLA" shall have the meaning set forth in Section 3.12(c)(vi) hereof.

     "Closing" shall have the meaning set forth in Section 8.01 hereof.

     "Closing Adjusted Net Worth" shall mean the Companies' combined adjusted net worth as of the Closing Date (prior to giving effect to the transactions contemplated hereby) and as set forth on the Closing Balance Sheet and calculated as follows: (i) total assets minus (ii) total liabilities plus (iii) Funded Indebtedness and minus (iv) to the extent included in clause (i) above, the net book value of the Building, all as determined in accordance with GAAP, consistently applied and after elimination of inter-Company transactions.

     "Closing Balance Sheet" shall have the meaning set forth in Section 2.02(c)(i) hereof.

     "Closing Date" shall have the meaning set forth in Section 8.01 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the U.S. Securities and Exchange Commission.

     "Common Stock" shall have the meaning set forth in Section 2.01 hereof.

     "Companies" shall have the meaning set forth in the recitals hereof.

     "Company Acquisition Proposal" shall mean any offer or proposal for, or any indication of interest in, a merger or other business combination involving either of the Companies or the acquisition of any equity interest in, or all or a substantial portion of the assets of, either of the Companies or the Business, other than the transactions contemplated by this Agreement.

     "Company Indebtedness" shall mean any obligations and liabilities created, issued or incurred by either of the Companies for (i) borrowed money, including without limitation, Funded Indebtedness, bank loans, mortgages, notes payable,
(ii) capital lease obligations, (iii) guarantees of indebtedness of others, (iv) letters of credit and (v) loans from the Shareholder or any Affiliate of the Shareholder, and all principal, interest, fees, prepayment penalties or other amounts due or owing with respect thereto.

     "Company Indebtedness Holder" shall mean each holder of Company
Indebtedness.

     "Confidentiality Agreement" shall have the meaning set forth in Section
13.03 hereof.

     "Contracts" shall have the meaning set forth in Section 3.13(a) hereof.

     "Conversion Price" shall mean $13.275.

     "Damages" shall mean any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel sustained or incurred by the Purchaser Indemnified Parties (or any of them) or the Shareholder Indemnified Parties (or any of them), as the case may be, in any action, dispute, claim or proceeding between any of the Purchaser Indemnified Parties, on the one hand, and any of the Shareholder Indemnified Parties, on the other hand, or involving a third-party claim against any of the Purchaser Indemnified Parties or any of the Shareholder Indemnified Parties, as the case may be, and other out-of-pocket costs and expenses incurred in connection

                                                                               3
with investigating, preparing or defending or preventing any action, suit or proceeding, commenced or threatened, or any claim whatsoever.

     "Determination" shall have the meaning set forth in Section 2.02(e) hereof.

     "Disclosure Schedule" shall mean the Disclosure Schedule attached hereto and made part hereof as provided in Section 13.16 hereof.

     "Dispute Notice" shall have the meaning set forth in Section 2.02(e) hereof.

     "Disputed Matters" shall have the meaning set forth in Section 2.02(e) hereof.

     "DOJ" shall have the meaning set forth in Section 6.07 hereof.

     "Environmental Claim" means any notice or claim by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the generation, treatment, storage, transportation or recycling of any Hazardous Substance or the presence, or release, discharge, disposal or emission into the environment, of any Hazardous Substances at the Real Property or any other real property, whether or not presently or formerly owned or leased by either of the Companies or any Affiliate of either of the Companies or the Shareholder or (ii) any violation, or alleged violation, of any Environmental Laws.

     "Environmental Laws" means all federal, state, provincial, local and foreign laws, rules and regulations relating to environmental health and safety matters, the pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and safety from environmental hazards, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacturer, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     "ERISA" shall have the meaning set forth in Section 3.15 hereof.

     "Financial Statements" shall have the meaning set forth in Section 3.05(a) hereof.

     "FMV" shall mean the average of the closing price of Common Stock as reported on The New York Stock Exchange for the five Business Days immediately preceding the applicable date of conversion of the Note or the fifth anniversary of the Closing Date, as the case may be.

     "Funded Indebtedness" shall mean all funded obligations and liabilities created, issued or incurred by either of the Companies for borrowed money from banks and other financial institutions.

     "Funded Indebtedness Holders" shall mean the banks and other financial institutions holding Funded Indebtedness.

     "FTC" shall have the meaning set forth in Section 6.07 hereof.

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" shall mean the collective reference to any court, tribunal, government, or governmental or administrative agency, authority or instrumentality, federal, state or local, or domestic or foreign.

     "Hazardous Substances" shall have the meaning set forth in Section 3.12(c)(ii) hereof.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Incremental Taxes" shall mean the excess of (A) the aggregate amount of any Taxes actually imposed on the Shareholder in respect of or as a result of the purchase of the Shares of KEI and the making of the Section 338(h)(10) election (in the year made) contemplated by Section 2.04, over (B) the aggregate amount of any Taxes that would have been imposed on the Shareholder (in the year made) in respect of or as a result of the purchase of the Shares of KEI in accordance
with this Agreement had no Section 338(h)(10) election been made.   It is
understood and agreed that (i) the amount of Incremental Taxes shall be reduced to reflect any Tax savings attributable to the deductibility of one (or more) Tax in computing the amount of another Tax , (ii) the calculation of the Incremental Taxes shall be based upon the highest individual marginal Federal, state and local income tax rates applicable to the Shareholder for the year of payment and shall take into account the Federal deduction for state and local income taxes and (iii) Incremental Taxes shall not include any Taxes payable by reason of the breach by any party hereto of their covenants and agreements set forth herein.

     "Indemnification Matter" shall have the meaning set forth in Section 11.03(a) hereof.

     "Indemnitee" shall have the meaning set forth in Section 11.03(a) hereof.

     "Indemnitor" shall have the meaning set forth in Section 11.03(a) hereof.

     "Indemnity Notice" shall have the meaning set forth in Section 11.03(a) hereof.

     "Indemnity Notice Period" shall have the meaning set forth in Section 11.03(b) hereof.

     "Independent Auditor" shall have the meaning set forth in Section 2.02(d) hereof.

     "Interim Financial Statements" shall have the meaning set forth in Section 3.05(a) hereof.

     "Inventory" shall have the meaning set forth in Section 3.07(b) hereof.

     "Kapadia Employment Agreement" shall mean the employment agreement between
M. Kapadia and KEI, substantially in the form of Exhibit A attached hereto.

     "Kapadias" shall have the meaning set forth in the recitals hereof.

     "Liens" shall mean all liens, mortgages, pledges, charges, security interests, covenants, easements, restrictions, adverse claims or other encumbrances of any kind whatsoever and howsoever arising.

     "Material Adverse Effect" shall mean a material adverse effect individually or in the aggregate on the businesses, properties, assets, condition (financial or other), results of operations or prospects of either of the Companies or the Business.

     "Permits" shall have the meaning set forth in Section 3.12(b) hereof.

     "Permitted Encumbrances" shall mean, with respect to the Real Property, (a) laws, rules, regulations and ordinances of general applicability which are not violated by the existing improvements at the Real Property or the current use thereof, (b) easements, rights of way, covenants, conditions and other matters set forth in the Disclosure Schedule and which, individually or in the aggregate, do not materially affect the Real Property or the use thereof, and
(c) encumbrances for taxes and assessments either not yet due and payable or being contested in good faith and in a timely and appropriate manner.

     "Permitted Equipment Liens" shall have the meaning set forth in Section 3.10(a) hereof.

     "Permitted Liens" shall have the meaning set forth in Section 3.10(a) hereof.

     "Purchase Price" shall have the meaning set forth in Section 2.01(a) hereof.

     "Purchase Price Common Stock" shall have the meaning set forth in Section
2.01 hereof.

     "Purchaser Group" shall mean, collectively, the Issuer, the Purchaser, each of the Companies, and each of the Issuer's subsidiaries (direct or indirect).

     "Purchaser Indemnified Parties" shall mean the Issuer, the Purchaser, each of the Companies and each of their respective officers, directors and other Affiliates.

     "Real Property" shall have the meaning set forth in Section 3.09(a) hereof.

     "Registration Expense" shall have the meaning set forth in Section 2.03(e) hereof.

     "Registration Notice" shall have the meaning set forth in Section 2.03(a) hereof.

     "Registration Shares" shall have the meaning set forth in Section 2.03(a) hereof.

     "Regulation S-X" shall have the meaning set forth in Section 10.14 hereof.

     "Rule 144" shall have the meaning set forth in Section 4.04(c) hereof.

     "SEC Documents" shall have the meaning set forth in Section 4.04 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Section 2.03 Transferee" shall mean any trustor or beneficiary of the Shareholder or any other trust established for the benefit of any trustor or beneficiary (or any child thereof) of the Shareholder and/or any charitable organization.

     "Shareholder Indemnified Parties" shall mean the Shareholder and each of the Kapadias.

                                                                               6
     "Shareholder" shall have the meaning set forth in the recitals hereof.

     "Shares" shall have the meaning set forth in the recitals hereof.

     "60-Day Period" shall have the meaning set forth in Section 2.02(c)(i) hereof.

     "Supplemental Notice" shall have the meaning set forth in Section 2.03(b) hereof

     "Tax Returns" shall have the meaning set forth in Section 3.11(a) hereof.

     "Taxes" shall have the meaning set forth in Section 3.11(a) hereof.

     "30-Day Period" shall have the meaning set forth in Section 2.02(d) hereof.

     "Transfer" shall have the meaning set forth in Section 10.09 hereof.

     "Year 2000 Problem" shall have the meaning set forth in Section 3.25 hereof.


                               *       *       *